UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN MEDICAL ALERT CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AMERICAN MEDICAL ALERT CORP.
36-36 33rd Street
Long Island City, New York  11106

November 16, 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of American Medical Alert Corp., a New York corporation (the “Company”), to be held on Wednesday, December 21, 2011, commencing at 10:00 a.m. local time at Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York  10174.  The matters to be acted upon at the meeting are set forth and described in the Notice of Annual Meeting and Proxy Statement, which are included in this booklet.  Please read these documents carefully.

Shareholders should note that the annual meeting is separate and distinct from the special meeting  of shareholders to be held for purposes  of voting on, among other things, an agreement and plan of merger pursuant to which the Company will become a wholly owned subsidiary of Tunstall Healthcare Group Limited.

We hope that you plan to attend the meeting.  However, if you are not able to join us, we urge you to exercise your right as a shareholder and vote.  Please promptly mark, date, sign and return the enclosed proxy card or voting instructions form in the accompanying postage prepaid envelope. Even if you have voted by proxy, you may, of course, still attend the meeting, and still vote in person if you attend the meeting.  Please note, however, that if your shares are held in a stock brokerage account or by a bank or other nominee, and you wish to vote at the meeting, you must obtain a proxy issued in your name from your broker, bank or other nominee.

Please vote today using the enclosed proxy card or voting instructions form.

Sincerely,

HOWARD M. SIEGEL
Chairman of the Board of Directors

AMERICAN MEDICAL ALERT CORP.
36-36 33RD STREET
LONG ISLAND CITY, NEW YORK  11106

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 21, 2011

To the Shareholders:

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders (the “Annual Meeting”) of American Medical Alert Corp. (the “Company”) will be held on Wednesday, December 21, 2011, commencing at 10:00 a.m. Eastern Time at Moses & Singer LLP, 405 Lexington Avenue, 12th  Floor, New York, New York 10174 to consider and act upon the following matters:

•
Election of seven directors, Howard M. Siegel, Jack Rhian, Frederic S. Siegel, John S.T. Gallagher, Ronald Levin, Yacov Shamash and Gregory Fortunoff, to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified;

•	The ratification of the appointment of Margolin, Winer & Evens LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011; and

•
The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including adjournment of the Annual Meeting and any other matters incident to the conduct of the Meeting.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement included in this booklet.  The close of business on Friday, October 28, 2011, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,

RICHARD RALLO
Corporate Secretary
Long Island City, New York
November 16, 2011

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on Wednesday, December 21, 2011

This Proxy Statement and our 2010 Annual Report on Form 10-K are available and can be accessed directly at the following Internet address: http://www.cstproxy.com/amac/2011.

PLEASE SIGN, MARK, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTIONS FORM IN THE ADDRESSED REPLY ENVELOPE WHICH IS FURNISHED FOR YOUR CONVENIENCE.  THIS ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

AMERICAN MEDICAL ALERT CORP.
36-36 33rd Street
Long Island City, New York  11106

PROXY STATEMENT

The Board of Directors of American Medical Alert Corp., a New York corporation (the “Company” or “AMAC”) is providing the enclosed proxy materials to you in connection with its solicitation of proxies to be voted at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournment, postponement or continuation of the Annual Meeting.  The Annual Meeting will be held at 10:00 a.m. Eastern Time on Wednesday, December 21, 2011, at the offices of Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a shareholder at the close of business on Friday, October 28, 2011, the record date, and are entitled to vote at the Annual Meeting.  When AMAC asks for your proxy, it must provide you with a proxy statement that contains certain information specified by law.  The proxy statement generally summarizes the information you need to know to vote at the Annual Meeting.

This proxy statement and 2010 Annual Report (the “Proxy Material”), along with a proxy card, are being mailed on or about November 18, 2011 to all shareholders of record at the close of business on Friday, October 28, 2011.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with AMAC’s transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the “shareholder of record.”  The Proxy Material and proxy card have been sent directly to you by AMAC.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.”  The Proxy Material has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record.  As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions form included in the mailing or by following their instructions for voting by telephone or the Internet.

What am I voting on?

1.  Election of seven directors, Howard M. Siegel, Jack Rhian, Frederic S. Siegel, John S.T. Gallagher, Ronald Levin, Yacov Shamash and Gregory Fortunoff, to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified; and

2.  The ratification of the appointment of Margolin, Winer & Evens LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011.

The Board of Directors recommends a vote FOR each of the nominees to the Board of Directors specified above, and FOR the ratification of the appointment of Margolin, Winer & Evens LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011.

Shareholders should note that the directors nominated, if elected, will resign as directors upon closing of the transactions contemplated by the agreement and plan of merger executed on September 22, 2011, pursuant to which the Company will become a wholly owned subsidiary of Tunstall Healthcare Group Limited, or Tunstall.

How do I vote?

You may vote using any of the following methods:

•
Proxy card or voting instructions form.  Be sure to complete, sign and date the card and return it in the prepaid envelope.  If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote FOR each of the nominees to the Board of Directors specified above and FOR the ratification of the appointment of Margolin, Winer & Evens LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011.

•
By telephone or the Internet (for beneficial owners only).  Beneficial owners may be able to vote using telephone and Internet voting, depending on the voting processes of your broker, bank or nominee.  Therefore, we recommend that you follow the voting instructions in the materials you receive from your broker, bank or nominee.

•
In person at the Annual Meeting.  All shareholders may vote in person at the Annual Meeting.  You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Meeting by:

•	sending written notice of revocation to the Corporate Secretary of the Company;

•	submitting a revised proxy after the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee.  You may also vote in person at the Annual Meeting if you obtain a proxy as described in the answer to the previous question.

What constitutes a quorum?

As of the record date, 9,620,153 shares of AMAC’s common stock were issued and outstanding.  A majority of the total shares of AMAC’s common stock issued and outstanding and entitled to vote, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting.  If you submit a properly executed proxy, then you will be considered part of the quorum.

Under the rules of the New York Stock Exchange, if you are a beneficial owner of shares and you do not provide your voting instructions to your broker, bank or nominee, that firm has discretion to vote your shares for certain routine matters.  The ratification of the appointment of our independent auditor (Proposal No. 2), is a routine matter.  On the other hand, your broker, bank or nominee does not have discretion to vote your shares for non-routine matters.  The election of directors (Proposal No. 1) is a non-routine matter and your broker, bank or nominee may not vote on those items absent your instructions.  When a broker, bank or nominee votes a beneficial owner’s shares on some but not all of the proposals, because it is unable to vote due to the beneficial owner’s failure to provide voting instructions on a matter as to which the broker, bank or nominee has no discretion to vote otherwise, the missing votes are referred to as “broker non-votes.”  Those shares will be included in determining the presence of a quorum at the Annual Meeting so long as there is at least one routine matter which they can vote on, as is the case with the Annual Meeting, but are not counted as votes “cast” on the non-routine items.

In addition, votes withheld in the election of directors, and abstentions, on any matter, are included in determining the presence of a quorum.

What is the voting requirement to elect the directors and to approve the other proposal?

In the election of directors, each director nominee receiving a plurality of the votes cast at the Annual Meeting will be elected.  Votes withheld in the election of directors and abstentions or broker non-votes, if any, will not be counted towards the election of any person as a director.

The proposal to ratify the appointment of Margolin, Winer & Evens LLP as the Company’s independent auditors require the affirmative vote of a majority of the votes cast for approval.  If you are present or represented by proxy at the Meeting and you abstain, your abstention, as well as broker non-votes, are not counted as votes “cast” on these specified matters.  For your vote to be counted on the election of directors, you will need to communicate your voting decisions to your broker, bank or nominee before the date of the shareholder meeting.

If any other matters are properly brought before the Annual Meeting, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment.  Discretionary authority for them to do so is contained in the proxy card.  The Annual Meeting may be adjourned from time to time by approval of a majority of votes cast by holders of shares present at the Annual Meeting, whether or not a quorum exists.

Your vote is very important to us. Please review the Proxy Material and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a shareholder.

How many votes do I have?

You are entitled to one vote for each share of our common stock that you hold as of the record date.

Do I have the right to cumulate my votes in the election of directors?

Shareholders of AMAC do not have the right to cumulative voting.

Who will count the vote?

A representative of Continental Stock Transfer & Trust Company will tabulate the votes and act as inspector of election.

Where can I find the results of the vote at the Annual Meeting?

The Company intends to disclose the final voting results on Form 8-K within four business days after the Annual Meeting.

Who can attend the Annual Meeting?

All shareholders as of the record date may attend the Annual Meeting but must have valid photo identification and, if you are a beneficial owner (your shares are held through a broker, bank or nominee), you must also provide current evidence of your ownership of shares, which you can obtain from your broker, bank or nominee.

How much did this proxy solicitation cost and who bears this cost?

The expense of this solicitation, including the cost of preparing, assembling and mailing the Proxy Material and proxy cards, will be borne by AMAC.  In addition to the solicitation of proxies by use of the mails, some of the directors, officers and regular employees of AMAC, without extra remuneration, may solicit proxies personally, by telephone, by e-mail or otherwise. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward Proxy Material and proxy cards to beneficial owners, and AMAC will reimburse them for their expenses in forwarding these materials.  AMAC may retain Okapi Partners LLP to aid in the solicitation of proxies and to verify records relating to the solicitation.  If retained, Okapi will receive a fee for its services of $4,500, plus fees for direct telephone solicitations of shareholders, and expense reimbursement.

How can I obtain the Company’s corporate governance information?

You may go directly to AMAC’s website, at www.amac.com, and look under the “Investor Relations, Corporate Governance” headings, to find the following materials:

•	Audit Committee Charter;

•	Nominating Committee Charter; and

•	Code of Business Conduct & Ethics; and

•	Related Party Transaction Policy.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Annual Meeting, seven people will be elected to the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or their earlier resignation or removal.  Shareholders should note that the directors nominated, if elected, will resign as directors upon the closing of the transactions contemplated by the agreement and plan of merger executed on September 22, 2011, pursuant to which the Company will become a wholly owned subsidiary of Tunstall.

If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast by the persons named on the proxy card as proxies for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

The nominees for election to the Board of Directors are set forth below, together with certain biographical information.  Also included below is information about each director’s specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that he should serve as a director of AMAC at the time of filing this proxy statement.

HOWARD M. SIEGEL (age 78) has been the Company's Chairman of the Board of Directors and a director since June 1982.  Mr. Siegel served as the Company’s Chief Executive Officer from June 1982 until December 2006.  From January 2007 through December 2009, Mr. Siegel served as Senior Advisor to the Company and, since January 2010, Mr. Siegel has served as Senior Advisor to the President and Chief Executive Officer.  Mr. Siegel also served as the Company's President from June 1982 through July 2004 and Chief Financial Officer from June 1982 through September 1996.  Having founded the Company in 1981, Mr. Siegel brings knowledge of the Company’s business, structure, history and culture to the Board of Directors and the Chairman position.  Howard M. Siegel is Frederic S. Siegel’s father.

JACK RHIAN (age 57) has served as the Company’s Chief Executive Officer since January 2007 and as the Company’s President since July 2004.  Mr. Rhian has served as a director of the Company since October 2002.  Prior to his appointment as President, Mr. Rhian served in various senior management and executive positions of increasing responsibility, beginning in January 2000, when he joined the Company as Chief Operating Officer.  Previously, Mr. Rhian held senior management positions in companies that deliver healthcare services.  Mr. Rhian holds a Masters degree in Public Administration from New York University. Mr. Rhian has been promoted to positions of increasing responsibility since joining the Company, culminating with his appointment as Chief Executive Officer in 2007, bringing deep knowledge of the Company’s business and operations.  This knowledge, together with Mr. Rhian’s experience in senior management positions at other companies in the healthcare industry, enable him to provide the Board of Directors with critical insight into organizational and operational management, business strategy and financial matters.

FREDERIC S. SIEGEL (age 41) has been a director of the Company since September 1998, and the Company’s Executive Vice President since January 2007.  Prior to that Mr. Siegel was the Company’s Senior Vice President – Business Development, and prior to that, beginning in July 1998, he served as Vice President of Sales and Marketing for the Company.  Mr. Siegel joined the Company in April 1994 and has held various sales and marketing positions with the Company.  Mr. Siegel also serves on the Performance Advisory Committee of Metropolitan Jewish Health System.  Having been at the Company since 1994, and been promoted to positions of increasing responsibility in sales and marketing, Mr. Siegel brings to the Board of Directors first hand knowledge of the marketing and product development challenges and opportunities for the Company’s business.  Frederic S. Siegel is Howard M. Siegel’s son.

RONALD LEVIN (age 77) has been a director of the Company since August 2001.  He has also been the President of Ron Levin Associates, a financial consulting firm, since 1984.  Since 1995, Mr. Levin has been a member of Eye Contact Optical LLC, and since June 2008, Mr. Levin has also been a member of Gaalexa Optics, LLC, each of which is a Cohen’s Fashion Optical franchise.  Mr. Levin served as Executive Vice President of D.A. Campbell Co., an international institutional stock brokerage firm, from 1964 through 1998. Mr. Levin’s experience with analyzing public companies, both at brokerage firms and as a financial consultant, enable him to provide the Board of Directors with insight with respect to financial and audit matters.

YACOV SHAMASH, PH.D. (age 61) has been a director of the Company since August 2001.  Since March 1992, Dr. Shamash has served as Dean of the College of Engineering and Applied Sciences at Stony Brook University.  In addition, since 2000, he has served as Vice President for Economic Development at Stony Brook University.  Prior to joining Stony Brook University, Dr. Shamash served as the Director of the School of Electrical Engineering and Computer Science at Washington State University. He has also held faculty positions at Florida Atlantic University, the University of Pennsylvania and Tel Aviv University.  He received his undergraduate and graduate degrees from Imperial College of Science and Technology in London, England.  Dr. Shamash has served as a director of (i) Key Tronic Corporation, a contract manufacturer in the electronic manufacturing services market, since 1989 (and is currently the Chairman of the Compensation and Administration Committee), and (ii) Applied DNA Sciences, Inc., a provider of botanical-DNA based security and authentication solutions, since March 2006.  In addition, from January 2004 until March 2007, Dr. Shamash served as a director of NetSmart Technologies, a software solutions provider to the healthcare market, and from August 2010 until November 2010, Dr. Shamash served as a director and Chairman of the Board of Easy-Energy Inc., a company in the business of developing and manufacturing battery charging solutions for portable electronic devices.  Having served as Dean at Stony Brook and in faculty positions at other universities, and having supervised Stony Brook’s technology incubators, Dr. Shamash brings to the Board of Directors a unique point of view regarding organizational management and engineering research and applications vital to a company competing in the health care technology and services industry.  Dr. Shamash also has valuable experience gained from serving as a director at other public companies.

JOHN S.T. GALLAGHER (age 79) has been a director of the Company since May 2005.  Since January 2002, Mr. Gallagher has served as honorary life trustee of the North-Shore-Long Island Jewish Health System.  Prior to January 2002, for over two decades, Mr. Gallagher served in various executive capacities at North Shore-Long Island Jewish Health System and its predecessor organizations.  Mr. Gallagher also served as the deputy county executive for health and human services in Nassau County from 2003 to 2005.  Mr. Gallagher currently serves as a member of the Board of Director of Trustees of the United Way of Long Island, a position he has held since February 2009.  From May 2001 through November 2009, Mr. Gallagher served as a director of Perot Systems Corporation, a worldwide provider of information technology services, and from March 2002 until March 2007, Mr. Gallagher served as a director of NetSmart Technologies, a software solutions provider to the healthcare market.  Having served in numerous senior leadership positions at a prestigious hospital and at a local public health agency, Mr. Gallagher provides a valuable combination of experience at the highest levels of patient care, as well as organizational management skills and public health policy expertise, making him an integral board member of a company in the health care industry.  Mr. Gallagher also has valuable experience gained from serving as a director at other public companies.

GREGORY FORTUNOFF (age 41) has been a director of the Company since April 2006.  Mr. Fortunoff has served as Chief Executive Officer, and has managed the day-to-day operations of, G-2 Trading LLC, a registered broker-dealer, since October 2009.  From May 2008 until May 2009, Mr. Fortunoff was a partner with First New York Securities, L.L.C., an equity trading firm, where Mr. Fortunoff was previously employed in the same capacity from December 1993 to August 2004.  Mr. Fortunoff was an equity trader at the Royal Bank of Canada from April 2006 to April 2008 and was a portfolio manager at XMark Funds, a health care hedge fund, from November 2004 to September 2005.  Mr. Fortunoff’s significant experience and skills in investments and trading enable him to bring to the Board of Directors a well-developed financial and business acumen which benefits a public company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Our business is managed under the direction of our Board of Directors.  The primary mission of the Board of Directors is to represent and protect the interests of the Company’s shareholders.  The Board of Directors has the legal responsibility for overseeing the affairs of the Company and for the overall performance of the Company. The Board of Directors selects and oversees senior management, who are charged by the Board of Directors with conducting the daily business of the Company.

Code of Business Conduct and Ethics

Each of AMAC’s directors and employees, including its President and Chief Executive Officer, Chief Financial Officer, and its senior financial and accounting executives, are required to comply with its Code of Business Conduct and Ethics (the “Code of Ethics”).  The Code of Ethics sets forth policies covering a broad range of subjects and requires strict adherence to laws and regulations applicable to AMAC’s business.  The Code of Ethics is available on AMAC’s website at www.amac.com, under the “Investor Relations, Corporate Governance” headings.  AMAC will post to its website any amendments to the Code of Ethics, or waiver from its provisions for principal executive officers or directors, at the same internet address.  A copy of the Code of Ethics may also be obtained, without charge, by any person upon written request directed to the Corporate Secretary of AMAC c/o American Medical Alert Corp., 36-36 33rd Street, Suite 103, Long Island City, NY 11106.

Director Independence

In making independence determinations, the Board of Directors observes all criteria for independence established by the SEC and the Nasdaq Stock Market (“NASDAQ”), and considers all relevant facts and circumstances.

The Board of Directors reviewed all relationships between the Company and each director and director nominee and has determined that Messrs. Levin, Shamash, Gallagher and Fortunoff are each “independent” directors under such standards and rules of the SEC, and the additional independence requirements for members of the Audit Committee contemplated by the NASDAQ Listing Standards and by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  The Board of Directors has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating Committee is independent within the meaning of the NASDAQ Listing Standards and rules of the SEC.  In making these determinations, the Board of Directors considered relationships that exist between the Company and other organizations the directors serve, and that in the ordinary course of business, transactions may occur between the Company and such organizations.

Executive Sessions

The independent directors meet in executive sessions of the Board of Directors, during which only the independent directors participate, at least twice annually.

Considerations for Director Nominees

Pursuant to its charter, the Nominating Committee has established procedures for the selection of nominees for election to the Board of Directors.  If nominations are required for election or re-election by the shareholders or for any Board vacancies that are to be filled by the Board of Directors, the Nominating Committee will identify, screen and review individuals qualified to serve as directors, and then recommend such nominees to the Board of Directors for approval.  The Nominating Committee is not required to engage in a full evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Nominating Committee does not intend to recommend the nomination of a sitting director for re-election.  However, the Nominating Committee is required to recommend for election or reelection any nominee for the Board of Directors, irrespective of whether any of the three conditions mentioned in the preceding sentence are present.  The Nominating Committee has recommended to the Board of Directors the nomination of each of the nominees for director included in this proxy statement and such nominees were approved by the Board of Directors pursuant to our Amended and Restated Bylaws.

Although the Nominating Committee does not have a standard set of fixed qualifications that is applicable to all directors, under the Nominating Committee’s charter, a nominee to the Board of Directors must have such experience in business or financial matters as would make such nominee an asset to the Board of Directors.  In recommending director candidates, the Nominating Committee will take into consideration such factors as it deems appropriate based on the Company’s current needs.  These factors may include diversity, age, skills such as an understanding of the healthcare industry, decision-making ability, interpersonal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate’s experience and business background, and other Board of Directors members’ experience and business background, as well as the candidate’s ability to devote the required time and effort to serve on the Board of Directors.  The Nominating Committee will also assess each candidate’s ability to satisfy any applicable legal or listing requirements.  The Nominating Committee does not have a formal policy with respect to diversity, but does consider diversity of background, experience and skills that are complementary among the members of the Board of Directors.  After review of candidates, the Nominating Committee will conduct and clear any background checks, and then recommend such nominees to the Board of Directors for approval pursuant to our Amended and Restated Bylaws.

The Nominating Committee’s charter provides that the Nominating Committee will consider for nomination candidates recommended by shareholders entitled to vote if the shareholders comply with the following requirements, as well as the requirements set forth in Article II, Section 14 of the Company’s Amended and Restated Bylaws (filed as Exhibit 3(b) to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2010 (filed with the SEC on April 6, 2011)).  If a shareholder wishes to recommend a candidate to the Nominating Committee for consideration as a Board of Directors’ nominee, such shareholder must submit in writing to the Nominating Committee the recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, any other information relating to the recommended candidate that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the proxy rules of the SEC, and a written consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve.  This information must be delivered to the Nominating Committee c/o AMAC’s Corporate Secretary at the Company’s address and must be received in a timely manner as specified in our Amended and Restated Bylaws (these notice and other procedural requirements are not applicable to persons nominated by or at the direction of AMAC’s Board of Directors).  The timing requirements with respect to next year’s annual meeting of shareholders are described in the section of this proxy statement entitled “Shareholder Proposals.”  The Nominating Committee may request further information if it determines a recommended candidate may be an appropriate nominee.

Board Leadership Structure

AMAC currently has separate individuals serving in the roles of Chairman of the Board of Directors and Chief Executive Officer in recognition of the differences between the two roles.  The Chief Executive Officer is responsible for the day-to-day leadership of AMAC while the Chairman of the Board of Directors presides over meetings of the full Board of Directors in which the strategic direction for AMAC is determined.  As such, AMAC believes that it is appropriate that two different people serve in such capacities.

Board’s Role in Oversight of Risk

Risk is inherent in every business and how well a business manages risk can ultimately determine its success.  AMAC faces a number of risks, including, among others, risks related to keeping up with technological advances and competition.  Management is responsible for the day-to-day management of the risks AMAC faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.  AMAC’s Board of Directors is in regular communication with its President and Chief Executive Officer to discuss strategy and risks facing AMAC.  The Chief Executive Officer and the Chief Financial Officer regularly attend Board of Directors and committee meetings and are available to address any questions or concerns raised by the directors regarding risk management and any other matters.  In addition, the Board of Directors regularly receives presentations from senior management regarding AMAC’s operations, including associated risks and mitigation measures.  The Audit Committee has oversight, under its charter, with respect to significant risks or exposures to AMAC’s business and assets and the steps management has taken to minimize such risks.  The Audit Committee also periodically reviews legal and regulatory matters that may have a material impact on AMAC’s financial statements and the scope and effectiveness of compliance policies and programs.

Communicating with Directors

Shareholders who wish to communicate with the Board of Directors, the non-management directors or an individual director may do so by sending a letter to the Corporate Secretary of AMAC c/o American Medical Alert Corp., 36-36 33rd Street, Long Island City, New York 11106.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication.”  All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all or individual members of the Board of Directors.

Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication.  An “appropriate shareholder communication” is a communication from a person claiming to be a shareholder in the communication, and the subject of which relates solely to the sender’s interest as a shareholder and not to any other personal or business interest.

The Corporate Secretary will send all appropriate shareholder communications to the intended director or directors.  In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board of Directors.  In the case of communications addressed to the independent directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee.  In the case of communications addressed to other committees of the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors

During the fiscal year ended December 31, 2010 (“fiscal year 2010”), ten meetings of the Board of Directors were held and the Board of Directors acted by written consent three times.  In addition, an aggregate of ten meetings of the committees of the Board of Directors were held in that period.  During fiscal year 2010, no director attended less than 75% of the regularly scheduled and special meetings of the Board of Directors and its committees on which he served.  Although AMAC does not have a formal, written attendance policy requiring directors to attend the annual meeting of shareholders, the Nominating Committee’s charter provides that all members of the Board of Directors are encouraged to attend the Company’s annual meeting so that each director may listen to any concerns that shareholders may have that are raised at an annual meeting.  The charter also provides that continued lack of attendance at annual meetings without a valid excuse will be considered by the Nominating Committee when determining those board members who will be recommended to the Board of Directors for re-election.  All of the members of the Board of Directors who served during fiscal year 2010 attended the Company’s 2010 annual meeting of shareholders.

Committees of the Board of Directors

AMAC’s Board of Directors maintains an Audit Committee, Compensation Committee, and Nominating Committee.  The Audit Committee and Nominating Committee each operate pursuant to a charter approved by the Board of Directors, copies of which are available on AMAC’s website at www.amac.com, under the “Investor Relations, Corporate Governance” headings, or upon written request to the Corporate Secretary of AMAC c/o American Medical Alert Corp., 36-36 33rd Street, Long Island City, New York 11106.  The Compensation Committee does not have a formal written charter.

Audit Committee

Members:  Mr. Shamash, Mr. Levin (Chairman), Mr. Gallagher and Mr. Fortunoff

AMAC has a standing Audit Committee established in accordance with Section 3(a)(58)(A) under the Exchange Act.  The Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate as required by the additional independence requirements for members of the Audit Committee pursuant to the applicable NASDAQ Listing Standards and Rule 10A-3 under the Exchange Act.  In addition, the Board of Directors has also determined that Mr. Gallagher is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.  During fiscal year 2010, the Audit Committee held five meetings.

The purpose and responsibilities of the Audit Committee are discussed in detail in its charter and include, among other things:

•	overseeing the conduct and integrity of AMAC’s financial reporting process;

•	overseeing AMAC’s compliance with legal and regulatory requirements;

•
reviewing and evaluating the qualifications, engagement, compensation, independence and performance of AMAC’s independent auditor, their conduct of the annual audit, and their engagement for any other services;

•	reviewing the performance of AMAC’s systems of internal accounting and financial and disclosure controls; and

•	preparing the Audit Committee report required to be included in AMAC’s annual proxy statement.

In addition, the Audit Committee has established procedures for complaints regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by employees of AMAC of concerns regarding questionable accounting or auditing matters.

Compensation Committee

Members:  Mr. Shamash (Chairman), Mr. Levin, Mr. Gallagher and Mr. Fortunoff

During fiscal year 2010, the Compensation Committee held four meetings.  The purposes and responsibilities of the Compensation Committee include the following:

•	reviewing and recommending to the Board of Directors compensation levels, including incentive compensation, for AMAC’s executive officers, including the President and Chief Executive Officer;

•	reviewing and recommending to the Board of Directors equity-based incentive plans; and

•	attending to such other matters relating to compensation as may be prescribed by the Board of Directors.

For a description of AMAC’s processes and procedures for the consideration and determination of executive compensation, see the discussion contained herein under the caption “Executive Compensation – Compensation Discussion and Analysis” beginning on page 15.

Nominating Committee

Members:  Mr. Shamash, Mr. Levin, Mr. Gallagher and Mr. Fortunoff

During fiscal year 2010, the Nominating Committee held one meeting.  The purposes and responsibilities of the Nominating Committee are discussed in detail in its charter and include, among other things:

•
establishing criteria for the selection of directors to serve on the Board of Directors, taking into account at a minimum all applicable laws, rules, regulations and listing standards, a potential candidate’s experience, areas of expertise and any other factors the members of the Committee deem appropriate;

•
identifying individuals believed to be qualified as candidates to serve on the Board of Directors and recommending that the Board of Directors (i) nominate such candidates for election by the shareholders at an annual or special meeting, or (ii) appoint such candidates as directors in the interim for the purpose of filing vacancies.

•	performing any other activities consistent with the Nominating Committee Charter, our Amended and Restated Bylaws and governing law as the Committee or the Board of Directors deem appropriate.

DIRECTOR COMPENSATION

Director Compensation Table

The table below discloses the compensation for fiscal year 2010 paid to or earned by those persons who served as a director during fiscal year 2010.  Members of AMAC’s Board of Directors who are employees of AMAC do not receive any compensation from AMAC for their service as a director. Accordingly, they are not listed in the table below:

Name	Fees earned or paid in cash ($)	Stock Awards(1) (2) ($)	Option Awards ($)	Total ($)
Ronald Levin	24,000	15,600	-	39,600
Yacov Shamash Ph.D.	24,000	15,600	-	39,600
John S.T. Gallagher	-	39,606	-	39,606
Gregory Fortunoff (3)	-	36,923	-	36,923

(1)
Amounts represent the aggregate full grant date fair value of restricted stock awards granted in 2010 computed in accordance with ASC Topic 718 regarding share-based payments.  For restricted stock, fair value is calculated by multiplying the number of shares of restricted stock by the closing price of AMAC common stock on the date of grant, which was $6.88, $5.94, $6.98, $6.10, and 6.14 on March 31, 2010, June 30, 2010, August 5, 2010 (the date of our 2010 annual meeting of shareholders), September 30, 2010 and December 31, 2010, respectively.  For information on the valuation assumptions, refer to the portion of Note 1 on “Accounting for stock-based compensation” and Note 8 on “Common Stock and Options” in the Company’s financial statements filed with the Annual Report on Form 10-K for the year ended December 31, 2010.  These amounts may not necessarily represent the actual value realized by each director.

(2)
At December 31, 2010, the aggregate number of shares of restricted stock awards outstanding as to which restrictions have not fully lapsed was: Mr. Levin — 2,235; Dr. Shamash — 2,235; Mr. Gallagher — 6,079; and Mr. Fortunoff — 5,655.

(3)	Mr. Fortunoff was appointed to the Compensation Committee on August 5, 2010 and, therefore, began receiving a retainer for service on the Compensation Committee following such date.

Narrative Disclosure to Director Compensation Table

For fiscal year 2010, our non-employee director compensation policy was as follows:

•
an annual grant of restricted shares of our common stock having a value equivalent to the Black Scholes value of a grant of options to purchase 10,000 shares of our common stock on the date of election to the Board of Directors at the annual meeting for that year (in fiscal year 2010, each non-employee director was granted 2,235 shares of restricted stock upon such election);

•
an annual retainer of $15,000 for service on the full Board of Directors, paid either in the form of cash or restricted shares of our common stock, at the election of the applicable director at the beginning of the fiscal year, in four equal $3,750 installments following each quarter of service, based on the closing price of our common stock on the last trading day of the relevant quarter;

•
an annual retainer of $4,500 for service on the Audit Committee, paid either in the form of cash or restricted shares of our common stock, at the election of the applicable director at the beginning of the fiscal year, in four equal $1,125 installments following each quarter of service, based on the closing price of our common stock on the last trading day of the relevant quarter; and

•
an annual retainer of $4,500 for service on the Compensation Committee, paid either in the form of cash or restricted shares of our common stock, at the election of the applicable director at the beginning of the fiscal year, in four equal $1,125 installments following each quarter of service, based on the closing price of our common stock on the last trading day of the relevant quarter.

For fiscal year 2011, the 2010 compensation policy described above was modified so that:

•	the annual retainer for service on the full Board of Directors was increased to $22,000 from $15,000;

•	the annual retainer for service on the Audit Committee was increased to $5,000 from $4,500;

•	the annual retainer for service on the Compensation Committee was increased to $5,000 from $4,500; and

•	an annual retainer of $1,500 was added for service as each of the Chairman of the Audit Committee and Chairman of the Compensation Committee.

Non-employee directors do not receive additional compensation for service on the Nominating Committee, nor do they receive meeting fees.

Each of Messrs. Gallagher and Fortunoff elected to receive the quarterly payments of retainer amounts described above for service on the full Board of Directors, the Audit Committee and the Compensation Committee, in restricted shares, while Messrs. Shamash and Levin elected to receive such retainer payments in cash.

Pursuant to the previously announced Agreement and Plan of Merger, dated as of September 22, 2011, by and among AMAC, Tunstall Healthcare Group Limited (“Tunstall”)and Monitor Acquisition Corp., AMAC’s non-employee directors will not be entitled to receive any further grants of restricted stock following the execution of such merger agreement.  Instead, the merger agreement provides that they will each receive a cash amount at the 2011 annual meeting equal to $15,600.30, the dollar value of the restricted stock grants they received at the 2010 annual meeting.  In addition, their quarterly payments of $5,500 for service on the board of directors, $1,250 for service on the audit committee and $1,250 for service on the compensation committee, which were previously payable in cash or restricted stock at the election of the director, will be paid only in cash.  Quarterly cash payments of $375 for service as chairman of the audit committee and $375 for service as chairman of the compensation committee remain unchanged.

All restricted shares issued to directors through the end of fiscal year 2010 are subject to the terms of the of American Medical Alert Corp. 2005 Stock Incentive Plan, and are subject to a one-year lock-up period from the grant date during which they are not transferable.  All restricted share grants during fiscal year 2011 have been made pursuant to the terms and conditions of the 2010 Equity Incentive Plan.

The Company reimburses all directors for travel and other reasonable and necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s directors’ and officers’ indemnity insurance policies.

EXECUTIVE OFFICERS

Executive Officers (Who Are Not Also Directors):

RICHARD RALLO (age 47) joined the Company in February 2001 as the Controller and became Chief Financial Officer in April 2003. In May 2011, Mr. Rallo was appointed as Chief Operating Officer of the Company, and prior to such appointment, beginning in January 2009, Mr. Rallo served as the Chief Operating Officer of the Health and Safety Monitoring Systems (HSMS) division of the Company.  In addition, since July 2009, Mr. Rallo has served as the Company’s Corporate Secretary.  From May 1997 to February 2001, Mr. Rallo served as the Chief Financial Officer of Tradewell, Inc., a barter company.  From October 1994 to April 1997, Mr. Rallo served as the Controller of Connoisseur Communications Partners L.P., a company that owned and operated radio stations.  From 1986 to 1994 Mr. Rallo worked in public accounting for Touche Ross & Co. and Margolin, Winer & Evens LLP.  Mr. Rallo is a Certified Public Accountant and has a BS in accounting from the University of Denver.

RANDI BALDWIN (age 43) has been the Company’s Senior Vice President, Marketing and Program Development since January 2007.  Prior to that, she was the Company’s Vice President – Marketing and Communications.  Ms. Baldwin joined the Company in March 1999 as the Director of Marketing.  Prior to joining AMAC, Ms. Baldwin held executive level marketing and media positions at various advertising agencies in the New York metropolitan area where she drove extensive consumer and B2B campaigns, developed nationally relevant brand value propositions and implemented integrated marketing communications programs.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Compensation Policy

The Compensation Committee is responsible for reviewing and recommending to the Board of Directors compensation levels, including incentive compensation, for AMAC’s executive officers, including the President and Chief Executive Officer; reviewing and recommending to the Board of Directors equity-based incentive plans; and attending to such other matters relating to compensation as may be prescribed by the Board of Directors.  Among its principal duties, the Compensation Committee ensures that the total compensation of the named executive officers is fair, reasonable and competitive.  For purposes herein, “named executive officers” shall have the meaning given to such term in the Summary Compensation Table below.

As previously announced, on September 22, 2011, AMAC entered into an Agreement and Plan of Merger, with Tunstall Healthcare Group Limited and Monitor Acquisition Corp., pursuant to which the Company will become a wholly owned subsidiary of Tunstall.  Concurrently with the execution of the merger agreement, Tunstall entered into new employment agreements with Jack Rhian, our President and Chief Executive Officer, Frederic Siegel, our Executive Vice President, and Richard Rallo, our Chief Financial Officer and Chief Operating Officer, which will become effective, be assumed by AMAC and supersede such executives’ existing employment agreements with AMAC as of the effective time of the merger.  If the merger is not completed, the new employment agreements will not become effective and the executives’ existing employment agreements, as described herein, will continue to apply.  In addition, in connection with the merger, each of our named executive officers will be eligible to receive certain merger related bonuses if the merger is completed.  In connection with the proposed merger, AMAC filed with the SEC a definitive merger proxy statement on November 17, 2011 and other documents, and may file other relevant materials with the SEC concerning the proposed merger.  AMAC shareholders may wish to read AMAC’s definitive proxy statement filed with the SEC for a description of compensation arrangements entered into with Tunstall by certain executives, as well as merger related compensation of our named executive officers. Shareholders may obtain a free copy of the definitive proxy statement and other relevant documents filed by AMAC with the SEC at the SEC’s website at http://www.sec.gov.

Compensation Objectives and Policies

The primary objective of our compensation policy, including the executive compensation policy, is to help attract and retain qualified, energetic executives, officers and managers who are enthusiastic about our mission and products.  The policy is designed to reward the achievement of specific annual and long-term strategic goals, aligning executive remuneration with company growth and shareholder value. In addition, the Compensation Committee strives to promote an ownership mentality among key personnel.

Setting Executive Compensation

Our compensation policy is designed to reward the named executives officers based on both individual and Company performance.  In measuring named executive officers’ contribution to the Company, the Compensation Committee considers numerous factors including the named executive officer’s individual efforts, Company’s growth and financial performance as measured by revenue and earnings before interest and taxes, among other key performance indicators.

Stock price performance has not been a factor in determining annual compensation because the price of the Company’s common stock is subject to a variety of factors outside of management’s control.  The Company does not subscribe to an exact formula for allocating between cash and non-cash compensation or allocating between performance based compensation and non-performance based compensation, each of which is determined on a case by case basis, balancing the need to offer competitive base salaries, with the goal of incentivizing executives to contribute to the Company’s growth.  A portion of total compensation for the President and Chief Executive Officer and Executive Vice President, is performance-based, taking into consideration the nature of each such executive’s position and the opportunity to contribute to realizing the Company’s performance targets.  The Chief Financial Officer and the Senior Vice President, Marketing and Program Development, do not currently receive performance based equity compensation.

Compensation Consultants

Regarding most compensation matters, management provides recommendations to the Compensation Committee.  In determining compensation for the named executive officers other than the President and Chief Executive Officer, the Compensation Committee takes into account the recommendations of the President and Chief Executive Officer and the criteria described above, including the executive’s performance in meeting his or her objectives.  The Compensation Committee has, in the past, engaged outside compensation consultants, with respect to executive and/or director compensation matters, but did not do so during fiscal year 2010.

Elements of Our Compensation Plan

The principal components of compensation for our named executive officers are:

•	base salary

•	nonperformance-based equity compensation; and

•	performance-based equity incentive compensation

Base Salary

We provide named executive officers and other employees with base salaries to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility.

During its review of base salaries for executives, the Compensation Committee primarily considers:

•	Internal review of the executives’ compensation, both individually and relative to other executives; and

•	Past performance of the executive.

Salary levels are typically set at the time of execution of the applicable employment agreements, which have historically ranged between three and five years in length and usually provide for a graduated increase in base salary.  Salary levels are also evaluated upon a promotion or other change in job responsibility.

Nonperformance-Based Equity Compensation

As part of executing employment agreements with our named executive officers, we have historically granted stock options and restricted stock to our named executive officers.  In connection with new employment agreements entered into at the end of fiscal 2010, we have granted restricted stock units to our President and Chief Executive Officer, and Senior Vice President, and intend to continue to make such grants to our named executive officers.  Restricted stock and restricted stock unit grants vest over time, generally annually, subject to the condition that the executive is employed by us at the applicable vesting date.  Holders of restricted stock generally have the right to exercise all rights of a holder of common stock with respect to the restricted shares, including the right to vote, receive stock or cash dividends (but subject to forfeiture with respect to unvested shares), participate in stock splits or other recapitalizations and exchange such shares in a merger, consolidation or other reorganization.  Holders of restricted stock units generally do not have any rights as a holder of Common Stock unless and until the restricted stock units vest and are settled, but they will generally receive, upon settlement, the cash amount of any dividends that would have been paid on the underlying shares of common stock from the grant date through the applicable vesting date.  These grants are made to encourage longevity of service and to provide the executives with an ownership interest in the Company.

The majority of the stock options granted previously by the Board of Directors have exercise terms anywhere from five to ten years, although since 2005, all options have been granted with a five year term.  The Company’s 2010 Equity Incentive Plan (the “2010 Equity Plan”), under which all future grants will be made, does not permit option exercise terms to exceed five years.  Stock options are awarded with exercise prices equal to the fair market value of a share of the Company’s common stock, as determined in accordance with the applicable plan.  Stock options are generally time vested, and vest in accordance with vesting schedules established by the Board.  Under the 2000 Stock Option Plan (the “2000 SOP”) and 2010 Equity Plan, option exercise rights cease 90 days after the termination of employment for executives, and under the 2005 Stock Incentive Plan (the “2005 Equity Plan”), option exercise rights cease 30 days after the termination of employment for executives.  Prior to the exercise of an option, the holder has no rights as a shareholder, including voting rights, with respect to the shares subject to such option.

Performance-Based Equity Incentive Compensation

Our equity incentive plans give the plan administrator the ability to design equity incentive compensation programs tied to the Company’s performance to promote high performance and achievement of corporate goals, encourage the growth of shareholder value and allow key employees to participate in the long-term growth and profitability of the Company.  Any awards granted under the 2010 Equity Plan may be granted so as to qualify for the performance-based compensation exemption of Section 162(m). As determined by the administrator in its sole discretion, either the granting, vesting or payment of such performance-based awards will be based on achievement of performance goals based on one or more performance measures as set forth in such plan.

Performance based equity award levels are determined based on the Company’s assessment of the named executive officer’s contribution to the achievement of the Company’s performance targets, and vary among executives based on their positions within the Company.  These awards are granted or approved at the Board of Directors’ regularly or specially scheduled meetings, after recommendation by the Compensation Committee.

Historically, performance based equity awards to executives have been granted or determined at the time of the execution of the applicable employment agreement.  The amount of shares granted has in the past been determined based on (i) revenue and (ii) earnings before interest and taxes (“EBIT”) thresholds.

In connection with the execution of new employment agreements at the end of fiscal year 2010 under which the Company committed to providing participation in a bonus pool to each of the President and Chief Executive Officer and Executive Vice President, the Compensation Committee planned to create an executive equity incentive bonus pool.  As discussed above, in connection with the proposed acquisition of AMAC by Tunstall, Tunstall entered into new employment agreements with Jack Rhian, our President and Chief Executive Officer, Frederic Siegel, our Executive Vice President, and Richard Rallo, our Chief Financial Officer and Chief Operating Officer, which will become effective, be assumed by AMAC and supersede such executives’ existing employment agreements with AMAC as of the effective time of the merger.  These new employment agreements contemplate performance bonuses to be provided to such executives.  As such, the Compensation Committee has not established the contemplated executive equity bonus pool.  If the merger is not completed, the new employment agreements will not become effective and the executives’ existing employment agreements, as described herein, will continue to apply. In addition, the elements of AMAC’s compensation program described above, particularly continuing equity grants, will continue to apply only if the merger is not completed.

Cancellation and Rescission of Awards for Fraud and Other Misconduct

Under the Company’s 2010 Equity Incentive Plan, unless the award agreement specifies otherwise, the plan administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict a participant’s rights, payments, and benefits with respect to an outstanding award that has not yet been exercised, delivered, or otherwise settled (i) in the event of the termination of such participant’s continuous service for cause, or (ii) in the case of certain specified types of misconduct, including fraud, misappropriation of AMAC property, including intellectual property, and violation of non-competition obligations.  In addition, if AMAC is required to prepare an accounting restatement due to the material noncompliance of AMAC, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, will be required to reimburse AMAC the amount of any payment in settlement of an award earned or accrued during the twelve (12) month period following the first public issuance or filing with the SEC (whichever first occurred) of the applicable non-compliant financial document.  The administrator may also specify in an award agreement additional events that may cause a participant’s rights, payments and benefits with respect to an award to be subject to reduction, cancellation, forfeiture, rescission or recoupment, or which may affect any otherwise applicable vesting or performance conditions of an award.

Individual Compensation Considerations

With respect to each of the named executive officers, in additional to the general considerations described above, the Compensation Committee evaluated the following criteria in determining such executive’s compensation structure:

Jack Rhian, President and Chief Executive Officer

In December 2010, in connection with the Company’s entry into a new employment agreement with Mr. Rhian (which is described below in more detail), the Compensation Committee recommended that Mr. Rhian’s pay structure should be comprised of a (i) base salary, (ii) participation in an executive equity bonus pool (which has not been established as of the date of this proxy statement, as discussed above), and (iii) non-performance based, time vested, equity compensation.  Previously, in 2005, when Mr. Rhian was President and Chief Operating Officer, the Compensation Committee recommended that Mr. Rhian’s pay structure should be comprised of a (i) base salary, (ii) performance based stock compensation and (iii) non-performance stock compensation.  In light of Mr. Rhian’s past and future position with the Company as President and Chief Executive Officer, the committee felt that since Mr. Rhian would be responsible for overseeing the Company’s overall performance, a portion of his compensation should be based on Company performance criteria.  In 2005, when recommending the specific performance criteria, the Compensation Committee determined that the award should primarily be based on both revenue and EBIT thresholds, which it believes are the best indicators of the Company’s overall performance.

In addition, to provide incentive to Mr. Rhian to remain with the Company, the Compensation Committee also recommended compensating Mr. Rhian with non-performance restricted stock, in 2005 (all of which was vested at December 31, 2010), and restricted stock units, in 2010, which vest annually over the three year term of his employment agreement.  In determining the various levels of performance targets, the Compensation Committee considered the following metrics:

•	Evaluation of past individual performance and expected future contribution.

•	Individual level of responsibilities.

•	Overall past performance and desired future performance of the Company and success of the Company.

In 2005 and in 2010, the Compensation Committee used the three factors described immediately above in making compensation determinations regarding Mr. Rhian’s compensation package.  In 2010, the Compensation Committee intended that Mr. Rhian’s compensation levels be generally consistent with determinations made in 2005.

Frederic S. Siegel, Executive Vice President

In 2010, in connection with the Company’s entry into a new employment agreement with Fred Siegel (which is described below in more detail), the Compensation Committee recommended that Mr. Siegel's pay structure, be comprised of a (i) base salary, (ii) participation in an executive equity bonus pool (which has not been established as of the date of this proxy statement, as discussed above) and (iii) non-performance based, time vested, equity compensation.  In 2007 the Compensation Committee recommended that Mr. Siegel's pay structure, be comprised of a (i) base salary, (ii) performance based stock and cash compensation and (iii) non-performance based equity compensation.  Due to Mr. Siegel’s overall responsibility for the operating results of the Company's HSMS segment, including delivery of top line and pre-tax profit, the Compensation Committee believed that a portion of his compensation should be based on Company and HSMS division performance targets. As part of this structure, the Compensation Committee also recommended reducing the base salary earned by Mr. Siegel in 2005 and 2006 in order to appropriately balance the allocation between performance based and non-performance based compensation. In recommending the specific performance criteria, the Compensation Committee determined that the performance incentives should be broken out into three areas; (i) HSMS revenue growth, (ii) HSMS EBIT growth and (iii) total Company EBIT growth, with the majority of the performance incentive being weighted towards the first two criteria.  In addition, to provide incentive to Mr. Siegel to remain with the Company, the Compensation Committee recommended compensating Mr. Siegel with non-performance shares which would vest annually over the term of his employment agreement.

In determining the various levels of performance targets, the Compensation Committee considered the following metrics:

•	Evaluation of past individual performance and expected future contribution.

•	Individual level of responsibilities.

•	Overall past performance and desired future performance in the HSMS segment as well as the Company and the overall success of the Company.

In 2007 and in 2010, the Compensation Committee used the three factors described above in making compensation determinations regarding Mr. Siegel’s compensation package. In 2010, the Compensation Committee intended that Mr. Siegel’s compensation levels be consistent with determinations made in 2007.

Richard Rallo, Chief Financial Officer, Chief Operating Officer and Corporate Secretary

In 2005, and again in 2008, in connection with the Company’s entry into a new employment agreement with Mr. Rallo (which is described below in more detail), the Compensation Committee recommended that Mr. Rallo’s pay structure be comprised of a base salary and non-performance stock compensation.  Due to his unique position as Chief Financial Officer, the Compensation Committee did not believe it was appropriate to provide performance based compensation as part of Mr. Rallo’s pay structure.  In addition, to provide incentive to Mr. Rallo to remain with the Company, the Compensation Committee recommended compensating Mr. Rallo with non-performance restricted shares which would vest annually over the term of his employment agreement.  Mr. Rallo did not receive any additional compensation, nor was his compensation structure modified, in connection with his appointment as Chief Operating Officer in May 2011.

In determining the structure of Mr. Rallo’s compensation, the Compensation Committee considered the following metrics:

•	Evaluation of past individual performance and expected future contribution.

•	Individual levels of responsibilities.

•	Overall financial management and financial success of Company.

In 2005, and again in 2008, the Compensation Committee considered the three factors described immediately above in making compensation determinations regarding Mr. Rallo’s compensation package.  In 2008, the Compensation Committee intended that Mr. Rallo’s compensation levels be consistent with determinations made in 2005.

Randi Baldwin, Senior Vice President, Marketing and Program Development

In 2006, and again in 2009, the Compensation Committee recommended that Ms. Baldwin’s pay structure be comprised of a base salary and non-performance based stock option compensation.  Due to her position, the Compensation Committee did not believe it was appropriate to provide performance based compensation as part of Ms. Baldwin’s pay structure.

In determining the structure of Ms. Baldwin’s compensation, the Compensation Committee considered the following metrics:

•	Evaluation of past individual performance and expected future contribution.

•	Individual levels of responsibilities.

In 2006, and again in 2009, the Compensation Committee considered the two factors described immediately above in making compensation determinations regarding Ms. Baldwin’s compensation package.  In 2009, the Compensation Committee intended that Ms. Baldwin’s compensation levels be consistent with determinations made in 2006.

Retirement and Other Benefits

401(k) Retirement Plan

All employees in the United States are eligible to participate in the Company's 401(k) Retirement Plan.

In 1997, the Company instituted a 401(k) Plan covering substantially all full-time employees with at least six months of service. Under the 401(k) Plan, employees may elect to contribute up to 15% of compensation (subject to certain limitations). Matching contributions are discretionary and may be contributed at the option of the Company.  The Company currently provides a matching contribution equal to 15% of the first 4% of the employee’s salary that the employee contributes.  In addition, the Company may make an annual discretionary profit-sharing contribution. Employee contributions, Company matching contributions and related earnings are always 100% vested.

Accounting and Tax Considerations

Beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of Accounting Standards Codification (“ASC”) Topic 718.  The Company's equity grant policy has been impacted by the implementation of ASC Topic 718.  Under this accounting pronouncement, the Company is required to value unvested stock options granted prior to the adoption of ASC Topic 718 under the fair value method and expense those amounts in the income statement over the stock option's remaining vesting period.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer, or any of the three other most highly compensated officers (other than the chief executive officer or the chief financial officer).  The Board of Directors’ policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable.  Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m).  One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan during a specified period.  Accordingly, the 2010 Equity Plan provides that no participant may receive awards denominated in shares during any fiscal year in excess of 150,000 shares, and no participant may receive awards denominated in cash or property during any fiscal year in excess of $750,000, in each case, subject to adjustments made in accordance with the plan.  Shareholder approval of this plan constituted shareholder approval of this limitation for Section 162(m) purposes.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in AMAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

THE COMPENSATION COMMITTEE

Yacov Shamash
Ronald Levin
John S.T. Gallagher
Gregg Fortunoff

Compensation Committee Interlocks and Insider Participation

During fiscal year 2010, Messrs. Shamash, Levin, Gallagher and Fortunoff served as members of AMAC’s Compensation Committee.  None of the members of the Compensation Committee has ever been an officer or employee of AMAC.  During all or part of fiscal year 2010, none of AMAC’s executive officers served as a member of the Board of Directors or compensation committee of any other company that had one or more executive officers serving as a member of AMAC’s Board of Directors or Compensation Committee.

Compensation Risks

AMAC’s management and the Compensation Committee have reviewed AMAC’s compensation policies and practices for its named executive officers and other employees and have concluded that any risks arising from AMAC’s compensation policies and programs are not reasonably likely to have a material adverse effect on AMAC.

Summary Compensation Table

The table below summarizes the dollar amounts of all the total compensation components for the fiscal years ended December 31, 2008 (fiscal year 2008), December 31, 2009 (fiscal year 2009) and December 31, 2010 (fiscal year 2010), paid to or earned by each of AMAC’s (i) principal executive officer, (ii) principal financial officer, and (iii) the two other executive officers of the Company (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)		Total ($)

Jack Rhian	2010	300,000	-	306,360	(4)(5)	-		-	19,130	(7)	622,490
President and Chief Executive Officer	2009	300,000	-	-		-		-	13,966	(7)	313,966
	2008	280,000	-	-		-		-	13,688	(7)	293,688

Frederic Siegel	2010	220,000	-	100,485	(6)			23,615	17,490	(8)	363,940
Executive Vice President	2009	210,000	-	-		-		114,279	13,249	(8)	337,528
	2008	200,000	-	-		-		30,929	12,599	(8)	243,528

Richard Rallo	2010	232,500		-					14,691	(9)	245,441
Chief Financial Officer, Chief Operating Officer, and Corporate Secretary	2009	215,000	10,000	91,140	(7)	35,289	(10)	-	12,638	(9)	364,067
	2008	200,000	-	-		-		-	10,773	(9)	210,773

Randi Baldwin	2010	175,000	-	-		-		-	10,607	(11)	185,607
Senior Vice President, Marketing and Program Development	2009	162,500	5,000	-		25,186	(12)	-	10,008	(11)	197,694
	2008	147,667	-	-		-		-	9,288	(11)	156,955

(1)
Amounts represent the aggregate grant date fair value of restricted stock and restricted stock unit awards and performance-based stock awards granted computed in accordance with ASC Topic 718 regarding share-based payments for the listed fiscal year.

For restricted stock and restricted stock unit awards, fair value is calculated by multiplying the number of shares of restricted stock by the closing price of our common stock on the date of grant.  For performance-based stock awards, the amount reflected is based upon the assumption that the applicable performance metric would be achieved.  For additional information on the valuation assumptions used, refer to the portion of Note 1 on “Accounting for stock-based compensation” and Note 8 on “Common Stock and Options” in the Company’s financial statements filed with the Annual Report on Form 10-K for the respective year-end.  See the 2010 Grants of Plan-Based Awards table immediately below for information on grants awarded in fiscal year 2010.  These amounts may not necessarily represent the actual value realized by the named executives, as performance criteria may not be achieved.  For a discussion of performance-based awards that were not earned because the applicable goals were not achieved, please see the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards” below.

(2)
Amounts represent the aggregate grant date fair value of stock option awards granted computed in accordance with ASC Topic 718 regarding share-based payments for the listed fiscal year.  For stock options, fair value is calculated using, for stock options granted under the 2000 SOP, the average between the high and low sales prices for our common stock on the date of grant, and for stock options granted under the 2005 Stock Incentive Plan, the closing price of our common stock on the date of grant.  For information on the valuation assumptions used, refer to the portion of Note 1 on “Accounting for stock-based compensation” and Note 8 on “Common Stock and Options” in the Company’s financial statements filed with the Annual Report on Form 10-K for the respective year-end.  These amounts may not necessarily represent the actual value realized by the named executives.

(3)
In December 2009, AMAC announced that its Board of Directors declared a special cash dividend of $0.10 per share, paid on January 15, 2010 to all shareholders of record as of the close of business on December 28, 2009.  In July 2010, AMAC announced that its Board of Directors declared a special cash dividend of $0.10 per share, paid on September 29, 2010 to all shareholders of record as of the close of business on September 13, 2010.  The amount shown in the “All Other Compensation” column for fiscal year 2010 for Messrs. Rhian, Siegel and Rallo includes the amount of both dividends paid on unvested restricted stock as discussed below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards.”  The amounts are:  Mr. Rhian — $3,000; Mr. Siegel — $1,650; and Mr. Rallo — $1,750.

(4)
Amount represents the aggregate grant date fair value of 30,000 restricted stock units granted on December 30, 2010, calculated based on the closing price of our common stock on such date of grant of $6.09.  The restricted stock units vest annually in three equal 10,000 share installments from December 31, 2011 through December 31, 2013.

(5)
On June 30, 2010, Mr. Rhian forfeited his right to up to 18,000 performance shares that were subject to vest based upon the achievement of designated fiscal 2010 performance criteria.  Subject to shareholder approval of the 2010 Equity Incentive Compensation Plan (which was received on August 5, 2010), on the same date, the Board of Directors granted to Mr. Rhian a replacement award of up to 18,000 performance shares subject to vesting based on substantially the same performance criteria as the forfeited grant.  The grant date fair value of the forfeited shares is $106,920 and for the newly granted performance shares is $123,660.

(6)
Amount represents the aggregate grant date fair value of 16,500 restricted stock units granted on December 30, 2010, calculated based on the closing price of our common stock on such date of grant of $6.09.  The restricted stock units vest annually in three equal 5,500 share installments from December 31, 2011 through December 31, 2013.

(7)	Includes auto stipend of $14,330, $12,200, and $12,000 for 2010, 2009, and 2008 and employer 401(k) contribution of $1,800, $1,766, and $1,688 in 2010, 2009, and 2008, respectively.

(8)	Includes auto stipend of $15,037, $12,495 and $11,400 for 2010, 2009, and 2008 and employer 401(k) contribution of $803, $754, and $1,199 in 2010 2009, and 2008, respectively.

(9)	Includes auto stipend of $11,400, $11,400 and $9,600 for 2010, 2009 and 2008 and employer 401(k) contribution of $1,541, $1,238 and $1,173 in 2010, 2009 and 2008, respectively.

(10)
On November 13, 2009, Mr. Rallo waived 9,500 shares of restricted stock which, in January 2009, had been granted inadvertently in excess of the 2005 Stock Incentive Plan’s individual share limit for Mr. Rallo, and which had not yet vested.  On the same date, the Board of Directors granted to Mr. Rallo options to purchase up to 21,700 shares of common stock under the Company’s 2000 SOP.  The grant date fair value of the cancelled shares of restricted stock is $41,230 and for the newly granted stock options is $35,289.

(11)	Includes auto stipend of $9,600, $9,000 and $8,400 for 2010, 2009 and 2008 and employer 401(k) contribution of $1,007, $1,008 and $888 in 2010, 2009 and 2008, respectively.

(12)	On June 25, 2009, the Board granted Ms. Baldwin an option to purchase up to 15,000 shares of common stock under the Company’s 2000 SOP pursuant to Ms. Baldwin’s executed employment agreement.

Grants of Plan-Based Awards

The following table discloses each grant of a plan-based award to a named executive officer during fiscal year 2010:

			All Other		All Other
			Stock		Option		Grant
			Awards		Awards	Exercise	Date Fair
			Number		Number of	or Base	Value of
			of Shares		Securities	Price of	Stock and
		Board	of Stock		Underlying	Option	Options
	Grant	Approval	or Units		Options	Awards	Awards
Name	Date	Date	(#)		(#)	($/Sh)	($)(1)
Jack Rhian	8/5/2010	6/30/2010	18,000	(2)	-	-	$123,660
	12/30/2010	12/30/2010	30,000	(3)	-	-	$182,700

Fred Siegel	12/30/2010	12/30/2010	16,500	(4)	-	-	$100,485

(1)
This column shows the aggregate grant date fair value of performance-based stock awards and restricted stock unit awards under applicable SEC rules granted in 2010 to the named executives in the table.  See Note 1 of the 2010 Summary Compensation Table for a discussion of the fair value calculation related to the performance-based stock awards and restricted stock unit awards.  For additional information on the valuation assumptions, refer to the portion of Note 1 on “Accounting for stock-based compensation” and Note 8 on “Common Stock and Options” in the Company’s financial statements filed with the Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
On June 30, 2010, Mr. Rhian forfeited his right to up to 18,000 performance-based stock awards that were subject to vest based upon the achievement of designated fiscal 2010 performance criteria.  Subject to shareholder approval of the 2010 Equity Incentive Plan (which was received on August 5, 2010), on the same date, the Board of Directors  granted to Mr. Rhian a replacement award, under the 2010 Equity Incentive Plan of up to 18,000 performance based stock awards shares subject to vesting based on substantially the same performance criteria as the forfeited grant.  The grant date fair value of the forfeited shares is $106,920 and of the newly granted shares is $123,660.

(3)
Amount represents the aggregate grant date fair value of 30,000 restricted stock units granted on December 30, 2010, calculated based on the closing price of our common stock on such date of grant of $6.09.  The restricted stock units vest annually in three equal 10,000 share installments from December 31, 2011 through December 31, 2013.

(4)
Amount represents the aggregate grant date fair value of 16,500 restricted stock units granted on December 30, 2010, calculated based on the closing price of our common stock on such date of grant of $6.09.  The restricted stock units vest annually in three equal 5,500 share installments from December 31, 2011 through December 31, 2013.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

When reading the following narrative, AMAC shareholders should note that, in connection with the proposed acquisition of AMAC by Tunstall, Tunstall entered into new employment agreements with Jack Rhian, our President and Chief Executive Officer, Frederic Siegel, our Executive Vice President, and Richard Rallo, our Chief Financial Officer and Chief Operating Officer, which will become effective, be assumed by AMAC and supersede such executives’ existing employment agreements with AMAC as of the effective time of the merger.  If the merger is not completed, the new employment agreements will not become effective and the executives’ existing employment agreements, as described herein, will continue to apply.  AMAC shareholders may wish to read AMAC’s definitive merger proxy statement filed with the SEC for a description of certain compensation arrangements between Tunstall and AMAC’s executive officers which will become effective if the merger is completed, and treatment of equity awards held currently by AMAC’s executive officers in the merger.

Jack Rhian

On November 11, 2005, we entered into an employment agreement with Jack Rhian, under which he is employed for a period of five years beginning on January 1, 2006 as our President and Chief Operating Officer (the “2005 Rhian Agreement”).  Subsequently, effective January 1, 2007, Mr. Rhian was appointed as our Chief Executive Officer.  The 2005 Rhian Agreement provided for the following base salary amounts: $240,000 per annum, for the period beginning January 1, 2006 and ending December 31, 2006; $260,000 per annum, for the period beginning January 1, 2007 and ending December 31, 2007; $280,000 per annum, for the period beginning January 1, 2008 and ending December 31, 2008; $300,000 per annum, for the period beginning January 1, 2009 and ending December 31, 2009; and $300,000 per annum for the period beginning January 1, 2010 and ending December 31, 2010.  Upon execution of the 2005 Rhian Agreement we also granted to Mr. Rhian 50,000 shares of restricted stock vesting, subject to the condition that Mr. Rhian was employed by us at the applicable date, in equal annual installments of 10,000 shares on December 31 of each year during the term of the such agreement.  All of these shares have vested and are no longer subject to forfeiture as of December 31, 2010.

On December 30, 2010, we entered into an employment agreement with Jack Rhian, under which Mr. Rhian's employment will be continued for a term of three years, commencing as of January 1, 2011 (the "2011 Rhian Agreement").  The 2011 Rhian Agreement supersedes the 2005 Rhian Agreement, which expired on December 31, 2010.  Mr. Rhian continues in his current role as Chief Executive Officer and President.

The 2011 Rhian Agreement provides for the payment, on a bi-weekly basis, of a base salary equal to $300,000 per annum, during the three year term thereof.

Mr. Rhian is also eligible to participate in an executive bonus pool, to be established by the Company by June 30, 2011, on such terms and conditions as may be determined by the Company’s Compensation Committee in its sole discretion.  As discussed above, such bonus pool has not been established as of the date of this proxy statement.  The 2011 Rhian Agreement also provides for a monthly automobile stipend in the amount of $1,000.

The 2011 Rhian Agreement provides for the grant to Mr. Rhian of 30,000 restricted stock units ("RSUs"), subject to the terms of the 2010 Equity Incentive Plan and execution by Mr. Rhian of the applicable award agreement under such plan, that vest as follows: 10,000 RSUs on December 31, 2011, 10,000 RSUs on December 31, 2012 and 10,000 RSUs on December 31, 2013.  Vesting is dependent on Mr. Rhian's continued employment on the vesting date, as provided under the 2010 Equity Incentive Plan.  In the event of a change in control of the Company (as defined in the 2011 Rhian Agreement), if Mr. Rhian and the Company, or its successor, agree to continue the Rhian Employment Agreement, or to enter into a new employment agreement in lieu of such agreement, then any unvested RSUs, will vest immediately upon the mutual agreement of the Company (or its successor) and Mr. Rhian to continue the 2011 Rhian Agreement or to enter into a new employment agreement. The RSUs will entitle Mr. Rhian to receive, upon settlement, the cash amount of any dividends that would have been paid on the underlying shares of common stock from the grant date through the applicable vesting date. AMAC shareholders may wish to read AMAC’s definitive merger proxy statement filed with the SEC for a description of the treatment of equity awards held currently by AMAC’s executive officers in connection with the proposed merger with Tunstall.

Under the 2005 Rhian Agreement, he was entitled to the following performance based equity grants: (i) up to 80,000 shares based on meeting or exceeding EBIT (as set forth in our audited financial statements for the applicable fiscal year) performance targets, as described below, and (ii) 2,000 shares of common stock per year, for a total of up to 10,000 shares of common stock over the employment period, based on our total revenues, as set forth in our audited financial statements for the applicable fiscal year, meeting or exceeding an amount equal to at least 115% of the Company's total revenues for the prior fiscal year.

EBIT Targets For 2006 – 2010

EBIT growth over prior fiscal year # of Shares

15.0 – 17.49%	8,000 shares
17.5 – 19.99%	9,000 shares
20.0 – 22.49%	10,500 shares
22.5 – 24.99%	13,000 shares
25.0% - or more	16,000 shares

On March 30, 2009, the Company and Mr. Rhian entered into an amendment to the 2005 Rhian Agreement. The amendment clarified certain computations in connection with the calculation of the performance based formula for certain stock awards by which Mr. Rhian could make up, in a subsequent year, a failure to have met the performance threshold in a prior year. It also clarified the effect of certain non-operational adjustments on the formula.

For the fiscal years ended December 31, 2010, 2009 and 2008, our EBIT growth (reduction) was (18)%, 79% and (13)% respectively, and our year over year revenue growth did not exceed the 115% growth over prior year target for the applicable year.  Based on meeting the EBIT growth over prior fiscal year target for 2009, however, Mr. Rhian earned 16,000 bonus shares.  No such bonus shares were earned with respect to fiscal years 2008 and 2010, because the applicable EBIT growth targets were not achieved.

On June 30, 2010, Mr. Rhian forfeited his right to up to 18,000 performance shares that were subject to vest based upon the achievement of designated fiscal 2010 performance criteria.  On the same date, the Board of Directors granted to Mr. Rhian a replacement award, subject to shareholder approval of the 2010 Equity Incentive Compensation Plan (which was received on August 5, 2010), of up to 18,000 performance shares, as follows: (i) up to 16,000 shares of our common stock, based on meeting or exceeding EBIT growth in fiscal 2010 over fiscal year 2009 by 25.0% or more (as set forth in our audited financial statements for the applicable fiscal year), and (ii) 2,000 shares based on our total revenues, as set forth in our audited financial statements for fiscal year 2010, meeting or exceeding an amount equal to at least 115% of our total revenues for fiscal year 2009.  Both the forfeiture and replacement of the original award were made in recognition that such bonus shares, if earned and paid under the 2005 Stock Incentive Plan, may have exceeded the individual award limits applicable to Mr. Rhian under the 2005 Plan.

Mr. Rhian is also entitled to receive certain severance and benefits related payments in connection with certain terminations of his employment, as described below under “Potential Payments upon Termination or Change-in-Control.”

Frederic S.  Siegel

On May 29, 2007, we entered into a four year employment agreement, commencing as of January 1, 2007, under which Mr. Frederic Siegel is employed as our Executive Vice President (the “2007 Siegel Agreement”). The 2007 Siegel Agreement provided for the following base salary amounts:  $190,000 in 2007, $200,000 in 2008, $210,000 in 2009 and $220,000 in 2010.  We also granted to Mr. Siegel 22,000 shares of restricted stock vesting, subject to the condition that Mr. Siegel was employed by us at the applicable date, as follows: 5,500 shares on each of December 31, 2007, 2008, 2009 and 2010.  All of these shares have vested and are no longer subject to forfeiture as of December 31, 2010.

On December 30, 2010, we entered into an employment agreement with Frederic Siegel (the "2011 Siegel Agreement"), under which Mr. Siegel's employment will be continued for a term of three years, commencing as of January 1, 2011.  The 2011 Siegel Agreement supersedes the 2007 Siegel Agreement, which expired on December 31, 2010.  Mr. Siegel will continue in his current role as the Company's Executive Vice President.

The 2011 Siegel Agreement provides for the payment, on a bi-weekly basis, of the following base salary amounts:

•	$225,000 per annum, for the period beginning January, 2011 and ending December 31, 2011;

•	$232,500 per annum, for the period beginning January, 2012 and ending December 31, 2012; and

•	$240,000 per annum, for the period beginning January, 2013 and ending December 31, 2013.

Mr. Siegel is also eligible under the 2011 Siegel Agreement to participate in an executive bonus pool, to be established by the Company by June 30, 2011, on such terms and conditions as may be determined by the Company’s Compensation Committee in its sole discretion.  As discussed above, such bonus pool has not been established as of the date of this proxy statement.  The 2011 Siegel Agreement also provides for a monthly automobile stipend in the amount of $950.

The 2011 Siegel Agreement provides that Mr. Siegel will be granted 16,500 RSUs, subject to the terms of the Plan and execution by Mr. Siegel of the applicable award agreement under such plan, that vest as follows: 5,500 RSUs on December 31, 2011, 5,500 RSUs on December 31, 2012 and 5,500 RSUs on December 31, 2013.  Vesting is dependent on Mr. Siegel's continued employment on the vesting date, as provided under the 2010 Plan.  In the event of a change in control (as defined in the 2011 Siegel Agreement), if Mr. Siegel and the Company, or its successor, agree to continue the 2011 Siegel Agreement, or to enter into a new employment agreement in lieu of such agreement, then any unvested RSUs, shall vest immediately upon the mutual agreement of the Company (or its successor) and Mr. Siegel to continue the 2011 Siegel Agreement or to enter into a new employment agreement.  The RSUs will entitle Mr. Siegel to receive, upon settlement, the cash amount of any dividends that would have been paid on the underlying shares of Common Stock from the grant date through the applicable vesting date. AMAC shareholders may wish to read AMAC’s definitive merger proxy statement filed with the SEC for a description of the treatment of equity awards held currently by AMAC’s executive officers in connection with the proposed merger with Tunstall.

Under the 2007 Siegel Agreement he was eligible to receive additional bonuses payable in cash and shares of our common stock based on certain revenue and EBIT targets, as set forth below:

(i) a cash bonus equal to one of the following percentages of the dollar amount of yearly revenue growth in excess of 7% in our Health and Safety Monitoring Systems (“HSMS”) segment for each of the fiscal years ending December 31, 2007, 2008, 2009 and 2010: 2%, if the HSMS revenue grows by more than 7% but less than 10%; 3%, if the HSMS revenue grows by 10% or more but less than 13%; 4.25%, if the HSMS revenue grows by 13% or more but less than 16%; 5.75%, if the HSMS revenue grows by 16% or more but less than 19%; 7.5%, if the HSMS revenue grows by 19% or more.

(ii) a cash bonus equal to one of the following percentages of EBIT from our HSMS segment for each of the fiscal years ending December 31, 2007, 2008, 2009 and 2010, plus one of the following number of shares: 2% plus 500 shares, if the HSMS EBIT equals to 5% or more but less than 6% of the HSMS revenues for the applicable year; 2.5% plus 1,000 shares, if the HSMS EBIT equals to 6% or more but less than 7% of the HSMS revenues for the applicable year; 3.0% plus 1,500 shares, if the HSMS EBIT equals to 7% or more but less than 8% of the HSMS revenues for the applicable year; 3.5% plus 2,000 shares, if the HSMS EBIT equals to 8% or more but less than 9% of the HSMS revenues for the applicable year; 4.0% plus 2,500 shares, if the HSMS EBIT equals to 9% or more but less than 10% of the HSMS revenues for the applicable year; 4.5% plus 3,000 shares, if the HSMS EBIT equals to 10% or more of the HSMS revenues for the applicable year; and

(iii) one of the following number of shares based on the year-over-year growth of our  EBIT on a consolidated basis for each of the fiscal years ending December 31, 2007, 2008, 2009 and 2010: 3,000 shares, if EBIT grows by 15% or more but less than 17.5%; 4,000 shares, if EBIT grows by 17.5% or more but less than 20%; 5,250 shares, if EBIT grows by 20% or more but less than 22.5%; 6,500 shares, if EBIT grows by 22.5% or more but less than 25%; and 8,500 shares, if EBIT grows by 25% or more.

To the extent that the number of shares earned pursuant to paragraph (ii) and (iii) above exceed 37,500 (the number of shares in the Company’s 2005 Incentive Plan currently reserved for Mr. Siegel’s performance based grants), the grant of any such excess shares are subject to shareholder approval prior to issuance.

On March 30, 2009, the Company and Mr. Frederic Siegel entered into an amendment to Mr. Siegel's employment agreement. The amendment provided for the disregarding of one-time non-operational events in the year following the year in which the one-time non-operational event occurred, in calculating the amounts due under certain of Mr. Siegel's performance based stock awards.

For the fiscal year ended December 31, 2010, 2009 and 2008, our EBIT growth (reduction) was (18)% 79% and (13)%, respectively.  For the fiscal year ended December 31, 2010 our HSMS segment EBIT, as a percentage of HSMS revenues, was greater than 5% but less than 6%, and, therefore, Mr. Siegel earned a cash bonus of $23,615 and 500 bonus shares with respect to fiscal year 2010.  For the fiscal year ended December 31, 2010, our HSMS segment revenue grew 1% percent; therefore, Mr. Siegel was not entitled to a cash bonus for HSMS revenue growth.  Additionally, because our year over year consolidated EBIT growth for 2010 over 2009 did not exceed the 115% threshold, Mr. Siegel did not earn any bonus shares with respect to such performance target.

Based on meeting the EBIT growth over prior fiscal year target for 2009, Mr. Siegel was entitled to 8,500 bonus shares.  Additionally, for the fiscal year ended December 31, 2009 our HSMS segment EBIT, as a percentage of HSMS revenues, was 13%; therefore, Mr. Siegel earned a cash bonus of $114,729 and a stock bonus of 3,000 shares with respect to such performance target in that year.  For the fiscal year ended December 31, 2009, our HSMS segment revenue grew 5.6%, which was below the 7% threshold and therefore, Mr. Siegel was not entitled to an additional cash bonus with respect to such performance target.

For the year ended December 31, 2008, our HSMS segment revenue grew 12.9 percent; therefore, Mr. Siegel was entitled to a cash bonus of $30,929. Based on agreed to methodologies, the EBIT target for HSMS was not realized in 2008 and Mr. Siegel was not entitled to an additional cash bonus or bonus shares in 2008 in connection with the EBIT target for HSMS.  In 2008, Mr. Siegel was not entitled to any bonus shares as our year over year consolidated EBIT growth for 2008 over 2007 did not exceed the 115% threshold.

Mr. Siegel is also entitled to receive certain severance and benefits related payments in connection with certain terminations of his employment, as described below under “Potential Payments upon Termination or Change-in-Control.”

Richard Rallo

On January 20, 2006, we entered into an employment agreement with Richard Rallo (the “2006 Rallo Agreement”), under which he was employed for a period of three years, beginning on January 1, 2006, as our Chief Financial Officer.  The 2006 Rallo Agreement expired on December 31, 2008.  It provided for the following base salary amounts: $170,000 per annum, for the period beginning January 1, 2006 and ending December 31, 2006; $185,000 per annum, for the period beginning January 1, 2007 and ending December 31, 2007; and $200,000 per annum, for the period beginning January 1, 2008 and ending December 31, 2008.

In connection with the 2006 Rallo Agreement, on January 20, 2006, we granted 10,000 shares of restricted stock to Mr. Rallo.  All of these shares have vested as of December 31, 2010, and are no longer subject to forfeiture.

On January 19, 2009, after the expiration of the 2006 Rallo Agreement, we entered into a new employment agreement with Richard Rallo (the “2009 Rallo Agreement”), under which Mr. Rallo’s employment will be continued for a term of 3 years, commencing January 1, 2009.  Mr. Rallo is continuing in his current role as the Company’s Chief Financial Officer and also assumed the role of the Chief Operating Officer of the HSMS Division.

Under the 2009 Rallo Agreement, Mr. Rallo is entitled to receive the following base salary amounts: $215,000 per annum, for the period beginning January 1, 2009 and ending December 31, 2009; $232,500 per annum, for the period beginning January 1, 2010 and ending December 31, 2010; and $250,000 per annum, for the period beginning January 1, 2011 and ending December 31, 2011.

In connection with the 2009 Rallo Agreement, on January 19, 2009, we entered into a stock purchase agreement with Mr. Rallo.  Pursuant to this stock purchase agreement, Mr. Rallo was granted 21,500 shares of restricted stock subject to a repurchase right in our favor.  Not long after these shares were granted, the Company discovered it had inadvertently granted 9,500 shares in excess of Mr. Rallo’s individual 50,000 share limit under the Company’s 2005 Stock Incentive Plan, of which 1,500 shares were to vest on December 31, 2010 and 8,000 shares were to vest on December 31, 2011 (the “Excess Shares”).  As a result, the grant of the Excess Shares has been cancelled and Mr. Rallo has agreed in writing to waive any and all rights with respect to the Excess Shares. The remaining 12,000 shares of restricted stock granted in 2009 have vested, and are no longer subject to repurchase by the Company.

On November 13, 2009, the Board of Directors of the Company approved a grant to Mr. Rallo under the Company’s 2000 SOP, of options to purchase 3,426 shares of Common Stock, vesting on December 31, 2010, and options to purchase 18,274 shares of the Company’s common stock, vesting on December 31, 2011 (which vesting is subject to continued employment on the date of vesting, in accordance with the 2000 SOP and the other terms and conditions of the 2009 Rallo Agreement.  These options have a per share exercise price of $5.88.  The grant of these options was made to replace, and to provide incentive compensation with equivalent value to the Excess Shares.  The 2000 SOP does not contain any individual grant limits.

Mr. Rallo is also entitled to receive certain severance and benefits related payments in connection with certain terminations of his employment, as described below under “Potential Payments upon Termination or Change-in-Control.”

Randi Baldwin

On November 15, 2006, we entered into an employment agreement with Randi Baldwin (the “2006 Baldwin Agreement”), under which we agreed to employ her for a period of three years, beginning on November 1, 2006, as our Vice President, Communications and Marketing.  The 2006 Baldwin Agreement provided for the following base salary amounts: $140,000 per annum, for the period beginning November 1, 2006 and ending October 31, 2007; $147,000 per annum, for the period beginning November 1, 2007 and ending October 31, 2008; and $155,000 per annum, for the period beginning November 1, 2008 and ending October 31, 2009.

On June 25, 2009, we entered into an employment agreement with Ms. Baldwin (the “2009 Baldwin Agreement”), under which Ms. Baldwin’s employment will be continued for a term of three years, commencing as of July 1, 2009.  The 2009 Baldwin Agreement supersedes the 2006 Baldwin Agreement as of such effective date.  Under the 2009 Baldwin agreement, Ms. Baldwin  continues  her role as the Company’s Senior Vice President, Marketing and Program Development.  The 2009 Baldwin Agreement provides for the following base salary amounts: $170,000 per annum, for the period beginning July 1, 2009 and ending June 30, 2010; $180,000 per annum, for the period beginning July 1, 2010 and ending June 30, 2011; and $190,000 per annum, for the period beginning July 1, 2011 and ending June 30, 2012.

Pursuant to the 2009 Baldwin Agreement, Ms. Baldwin was granted, subject to the terms of the Company's 2000 SOP and the applicable stock option agreement under such plan, an option to purchase 4,000 shares of the Company’s common stock, vesting on July 1, 2009, options to purchase 5,000 shares of the Company’s common stock, vesting on July 1, 2010, and options to purchase 6,000 shares of the Company’s common stock, vesting on July 1, 2011.  These stock options will be exercisable for a five year term from the date of grant, and have an exercise price of $5.72, which is equal to the fair market value of the Company’s common stock on the applicable date of grant, as determined in accordance with the 2000 SOP.  Vesting is dependent on continued employment on the vesting date, as provided under the 2000 SOP.

Ms. Baldwin is also entitled to receive certain severance and benefits related payments in connection with certain terminations of her employment, as described below under “Potential Payments upon Termination or Change-in-Control.”

Dividend Payments to Named Executive Officers

On December 16, 2009, the Company announced that its Board of Directors had approved the payment of a special cash dividend of $0.10 (ten cents) per common share.  The dividend was paid on or about January 15, 2010 to all shareholders of record as of the close of business on December 28, 2009.  On July 19, 2010, the Company announced that its Board of Directors had approved the payment of an additional special cash dividend of $0.10 (ten cents) per common share.  The dividend was paid on or about September 29, 2010 to shareholders of record as of the close of business on September 13, 2010.  All holders of restricted stock, including Mr. Rhian, Mr. Rallo and Mr. Fred Siegel, were eligible to receive, and received the cash dividend on their respective shares of unvested restricted stock in the amounts disclosed above in the footnotes to the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses for each named executive officer all shares of common stock underlying all unexercised options and all stock awards that were not yet vested as of December 31, 2010:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Jack Rhian	-	-		-	-	30,000	182,700	18,000	123,660
	4,343	-		$2.87	12/31/11	-	-	-	-
	30,000	-		$3.25	1/30/12	-	-	-	-
	25,000	-		$3.50	1/30/13	-	-	-	-
	25,000	-		$4.00	1/30/14	-	-	-	-
	3,856	-		$2.30	8/12/12	-	-	-	-
	5,000	-		$2.29	1/27/13	-	-	-	-

Frederic Siegel	-	-			-	16,500	$100,485	11,500	76,245
	25,000	-		$2.87	12/31/11	-	-	-	-
	8,252	-		$2.87	12/31/11	-	-	-	-
	4,827	-		$2.30	8/12/12	-	-	-	-
	6,400	-		$2.29	1/27/13	-	-	-	-
	13,917	-		$1.98	4/08/13	-	-	-	-
	65,530	-		$4.24	5/27/14	-	-	-	-

Richard Rallo
	5,088	-		$2.87	12/31/11	-	-	-	-
	10,000	-		$3.25	1/30/12	-	-	-	-
	3,038	-		$2.30	8/12/12	-	-	-	-
	3,800	-		$2.29	1/27/13	-	-	-	-
	30,000	-		$2.50	11/14/13	-	-	-	-
	5,000	-		$4.24	5/27/14	-	-	-	-
	25,000			$5.96	12/07/10
	3,426	18,274	(3)	$5.88	11/13/14

Randi Baldwin	1,845	-		$2.87	12/31/11	-	-	-	-
	25,000	-		$3.64	3/12/12	-	-	-	-
	2,135	-		$2.30	8/12/12	-	-	-	-
	2,200	-		$2.29	1/27/13	-	-	-	-
	4,000	-		$3.98	3/25/14	-	-	-	-
	12,500	-		$6.20	12/29/10	-	-	-	-
	7,500	-		$6.09	11/14/11	-	-	-	-
	9,000	6,000	(4)	$5.72	6/25/14	-	-	-	-

 (1) Based on the closing market price of the Company's common stock at December 31, 2010 ($6.14), multiplied by the number of shares reported.

(2) Mr. Rhian was eligible to earn up to a potential maximum of 18,000 shares with respect to fiscal year 2010 based on designated performance criteria.  As fiscal year 2010 performance criteria were not achieved, Mr. Rhian did not earn any of these shares.  Mr. Siegel was eligible to earn up to a potential maximum of 11,500 shares with respect to fiscal year 2010 based on certain performance criteria.  Mr. Siegel earned 500 of such performance shares.  Please see the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards for more detail on these awards.

(3) These options vest on December 31, 2011.

(4) These options vested on July 1, 2011.

Option Exercises and Stock Vested Table

The table below shows for the named executive officers for fiscal year 2010 (i) all stock options that were exercised; and (ii) all previously granted stock awards that vested.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jack Rhian	-	-	10,000	61,400
Frederic Siegel	-	-	5,500	33,770
Rich Rallo	-	-	5,500	33,770

(1)	Based on the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2)	Based on the market value of the shares on the vesting date.

Pension Benefits

During fiscal year 2010, AMAC did not have any plan that provided for pension payments or other benefits at, following, or in connection with retirement.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

During fiscal year 2010, AMAC did not have any defined contribution or other plan that provided for the deferral of compensation on a basis that is not tax-qualified.

Potential Payment Upon Termination or Change-in-Control

The following summary describes the Company’s existing arrangements with our named executive officers.  As described above, concurrently with the execution of the merger agreement with Tunstall, Tunstall entered into new employment agreements with Jack Rhian, our President and Chief Executive Officer, Frederic Siegel, our Executive Vice President, and Richard Rallo, our Chief Financial Officer and Chief Operating Officer, which will become effective, be assumed by AMAC and supersede such executives’ existing employment agreements with AMAC as of the effective time of the merger, including as they relate to payments upon a change in control of the Company and other terminations of employment.  If the merger is not completed, the new employment agreements will not become effective and such executives’ existing employment agreements, as described herein, will continue to apply.

Jack Rhian

The 2011 Rhian Agreement can be terminated by the Company upon certain specified events constituting Cause, which generally include the following: (i) a material breach by Mr. Rhian of the provisions of the 2011 Rhian Agreement, which breach shall not have been cured by him within thirty (30) days following notice thereof by the Company, (ii) the commission of gross negligence or bad faith (i.e., an act involving actual or constructive fraud, or a design to mislead or deceive another, or the conscious doing of a wrong because of dishonest purpose or motivated by ill will) by Mr. Rhian in the course of his employment hereunder, which commission has a material adverse effect on the Company, (iii) the commission by Mr. Rhian of a criminal act of fraud, theft or dishonesty causing material damages to the Company or any of its subsidiaries, (iv) the conviction of Mr. Rhian of (or plead nolo contendere to) any felony, or misdemeanor involving moral turpitude if such misdemeanor results in material financial harm to or materially adversely affects the goodwill of the Company, or (v) any violation by Mr. Rhian of the Company’s Code of Business Conduct and Ethics or the Company’s sexual harassment and other forms of harassment policy or drug and alcohol abuse policy, as set forth in the Company’s employee handbook.  If Mr. Rhian is terminated with Cause, he will be entitled only to payment of base salary, benefits, reasonable business expenses, car stipend and incentive compensation already accrued to the date of termination. The 2011 Rhian Agreement does not expressly contemplate termination without Cause.

Unless Mr. Rhian is terminated for Cause, if we do not offer Mr. Rhian to enter into a written employment agreement with terms and conditions no less favorable than substantially the same terms and conditions as the 2011 Rhian Agreement upon such agreement's expiration, Mr. Rhian will receive payment of base salary, based on his then effective salary level, for a period of twelve (12) months, commencing seven months following the expiration date of the 2011 Rhian Agreement (the “Rhian Non-Renewal Payment”).  If we became obligated to pay the Non-Renewal Payment on December 31,2010, Mr. Rhian would have been entitled to receive $300,000.  This amount would be in addition to, and not in lieu of any damages attributable to termination of the 2011 Rhian Agreement without Cause prior to the expiration date.

In the event of Mr. Rhian’s death, the 2011 Rhian Agreement and Mr. Rhian’s  employment will terminate upon his death.  Mr. Rhian’s estate (or such other person(s) as Mr. Rhian shall designate in writing) will be entitled to receive, in accordance with the normal pay practice of the Company, Mr. Rhian’s then effective base salary and any of Mr. Rhian’s accrued and unpaid reasonable business expenses for a period of one (1) year following his date of death. If Mr. Rhian’s employment had terminated as a result of his death on December 31, 2010, his estate or other designee would have been entitled to receive $300,000.

In the event that Mr. Rhian is unable to perform because of illness or incapacity, physical or mental, the duties and services to be performed by him under the 2011 Rhian Agreement for a period of one hundred and eighty (180) consecutive days or an aggregate period of more than one hundred and eighty (180) days in any 12-month period, the Company may terminate this Agreement after the expiration of such period.  Upon such termination, Mr. Rhian will be entitled to receive his then effective base salary, and any accrued and unpaid business expenses, through the date of such termination.  If Mr. Rhian’s employment had been terminated as of December 31, 2010 due to his disability, he would have been entitled to receive $300,000.

In addition, under the 2011 Rhian Agreement, if after a change in control of the Company (i) the Company (or its successor) terminates the 2011 Rhian Agreement without Cause or Mr. Rhian terminates it under certain circumstances constituting constructive termination enumerated in such agreement, and (ii) if the Company (or its successor) and Mr. Rhian do not agree to enter into a new employment agreement in lieu of the 2011 Rhian Agreement, then Mr. Rhian is entitled to be paid in a lump sum, six months and one day after such termination, an amount of cash equal to 2.99 times Mr. Rhian's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Had such termination occurred on December 31, 2010, Mr. Rhian would have been entitled to receive a lump sum cash payment of $1,201,604.

A constructive termination will occur if Mr. Rhian terminates his employment upon 30 days’ written notice to the Company within one hundred and eighty (180) days following a change in control of the Company and after he has obtained actual knowledge of the occurrence of any of the following events:  (i) failure to elect or appoint, or re-elect or re-appoint, Mr. Rhian to, or his removal from, his office and/or position with the Company as constituted prior to the change in control; (ii) a reduction in Mr. Rhian’s overall compensation (including any reduction in pension or other benefit programs or perquisites) or a material adverse change in the nature or scope of the authorities, powers, functions or duties normally attached to his position with the Company; (iii) a determination by Mr. Rhian made in good faith that, as a result of such change in control, he is unable effectively to carry out the authorities, powers, functions or duties attached to his position with the Company, which situation is not remedied within thirty (30) days after receipt by the Company of written notice of such determination; (iv) a breach by the Company of any provision of this Agreement not covered by the other termination related clauses of the 2011 Rhian Agreement, which is not remedied within thirty (30) days after receipt by the Company of written notice of such breach; (v) a change in the location at which substantially all of Mr. Rhian’s duties with the Company are to be performed to a location which is not within a 50-mile radius of the address of the place where Mr. Rhian is performing services prior to the date of such change in control; or (vi) failure by the Company or its successor pursuant to such change in control, and Mr. Rhian to either agree to continue the 2011 Rhian Agreement or to enter into a new employment agreement mutually acceptable to the Company or its successor and Mr. Rhian in lieu thereof.

As described above, in the event of a change in control of the Company, if we or our successor in interest following such change in control, as applicable, and Mr. Rhian either agree to continue the employment agreement or to enter into a new employment agreement mutually acceptable to us or our successor and Mr. Rhian in lieu of his current employment agreement, then any restricted stock units  which remain unvested, will vest immediately upon our or our successor’s mutual agreement with Mr. Rhian to continue his current employment agreement or to enter into a new employment agreement. If such vesting would have occurred at December 31, 2010, the value of the unvested shares that vested would have been $182,700.

Frederic Siegel

The 2011 Siegel Agreement can be terminated by the Company upon certain specified events constituting Cause (defined similarly to the definition of Cause described for Mr. Rhian in the 2011 Rhian Agreement) without payment of severance.   If Mr. Siegel is terminated with Cause, he will be entitled only to payment of base salary, benefits, reasonable business expenses, car stipend and incentive compensation already accrued to the date of termination.  The 2011 Siegel Agreement does not expressly contemplate termination without Cause.

Unless Mr. Siegel is terminated for Cause, if we do not offer Mr. Siegel to enter into a written employment agreement with terms and conditions no less favorable than substantially the same terms and conditions as the 2011 Siegel Agreement upon such agreement's expiration, Mr. Siegel will receive payment of base salary, based on his then effective salary level, for a period of twelve (12) months, commencing seven months following the expiration date of the 2011 Siegel Agreement (the “Siegel Non-Renewal Payment”).  If we became obligated to pay the Siegel Non-Renewal Payment at December 31, 2010, Mr. Siegel would have been entitled to receive $220,000.  This amount would be in addition to, and not in lieu of any damages attributable to termination of the 2010 Siegel Agreement without Cause prior to the expiration date.

In the event of Mr. Siegel’s death, the 2011 Siegel Agreement and Mr. Siegel’s  employment will terminate upon his death.  Mr. Siegel’s estate (or such other person(s) as Mr. Siegel shall designate in writing) will be entitled to receive, in accordance with the normal pay practice of the Company, Mr. Siegel’s then effective base salary and any of Mr. Siegel’s accrued and unpaid reasonable business expenses for a period of one (1) year following his date of death. If Mr. Siegel’s employment had terminated as a result of his death on December 31, 2010, his estate or other designee would have been entitled to receive $220,000.

In the event of Mr. Siegel’s disability (defined similarly to the definition of disability described for Mr. Rhian in the 2011 Rhian Agreement) for one hundred and eighty (180) consecutive days or an aggregate period of more than one hundred and eighty (180) days in any 12-month period, the Company may terminate the agreement after the expiration of such period.  Upon such termination, Mr. Siegel will be entitled to receive his then effective base salary, and any accrued and unpaid business expenses, through the date of such termination.  If Mr. Siegel’s employment had been terminated as of December 31, 2010 due to his disability, he would have been entitled to receive $220,000.

In addition, under the 2011 Siegel Agreement, if after a change in control of the Company (i) the Company (or its successor) terminates the 2011 Siegel Agreement without Cause or Mr. Siegel terminates it within 180 days following such change in control under certain circumstances constituting constructive termination enumerated in such agreement (defined similarly to the definition of constructive termination described for Mr. Rhian in the 2011 Rhian Agreement), and (ii) if the Company (or its successor) and Mr. Siegel do not agree to enter into a new employment agreement in lieu of the 2011 Siegel Agreement, then Mr. Siegel is entitled to be paid in a lump sum, six months and one day after such termination, an amount of cash equal to 2.99 times Mr. Siegel's "base amount" as defined in Section 280G(b)(3) of the Code. Had such termination occurred on December 31, 2010, Mr. Siegel would have been entitled to receive a lump sum cash payment of $882,156.

As described above, in the event of a change in control of the Company, if we or our successor in interest following such change in control, as applicable, and Mr. Siegel either agree to continue the employment agreement or to enter into a new employment agreement mutually acceptable to us or our successor and Mr. Siegel in lieu of his current employment agreement, then any restricted stock units  which remain unvested, will vest immediately upon our or our successor’s mutual agreement with Mr. Siegel to continue his current employment agreement or to enter into a new employment agreement. If such vesting would have occurred at December 31, 2010, the value of the unvested shares that vested would have been $100,485.

Richard Rallo

The 2009 Rallo Agreement can be terminated by the Company upon certain specified events constituting Cause (defined similarly to the definition of Cause described for Mr. Rhian in the 2011 Rhian Agreement) without payment of severance.  If Mr. Rallo is terminated with Cause, he will be entitled only to payment of base salary, benefits, reasonable business expenses, car stipend and incentive compensation already accrued to the date of termination.

The Company may, except as otherwise described below following a Change of Control (as defined in the 2009 Rallo Agreement), terminate the 2009 Rallo Agreement without Cause. In such case, Mr. Rallo will be entitled to payment of base salary, benefits, reasonable business expenses, car stipend and incentive compensation for the remainder of the term ending December 31, 2011, as if the agreement had not been terminated.  If Mr. Rallo’s employment agreement had been terminated without Cause on December 31, 2010, Mr. Rallo would have been entitled to receive $254,846.  In addition, as described in the next paragraph,  Mr. Rallo would be entitled to receive the Rallo Non-Renewal Payment of $232,500.

Under the 2009 Rallo Agreement, unless Mr. Rallo is terminated for Cause, in the event that the Company does not offer Mr. Rallo to enter into a written employment agreement with terms and conditions no less favorable than substantially the same terms and conditions as the 2009 Rallo Agreement to begin immediately following the expiration of the 2009 Rallo Agreement, Mr. Rallo will receive payment of base salary, based on the then applicable salary level, for a period of twelve (12) months, commencing seven (7) months following the date of the expiration of the 2009 Rallo Agreement (the “Rallo Non-Renewal Payment”). If we became obligated to pay the Rallo Non-Renewal Payment at December 31, 2010, Mr. Rallo would have been entitled to receive $232,500. This amount would be in addition to, and not in lieu of any payments attributable to termination of the 2009 Rallo Agreement without Cause prior to the expiration date as described in the immediately preceding paragraph.

In the event of Mr. Rallo’s death during the term of the 2009 Rallo Agreement, Mr. Rallo’s estate or such other person designated by him will be entitled to receive his base salary and any retirement, profit sharing, insurance or similar benefits for which Mr. Rallo was eligible, if any, for a period of one year from the date of his death.  If Mr. Rallo’s employment had terminated as a result of his death on December 31, 2010, his estate or other designee would have been entitled to receive $254,846.

In the event of Mr. Rallo’s disability (defined similarly to the definition of disability described for Mr. Rhian in the 2011 Rhian Agreement) for one hundred and eighty (180) consecutive days or an aggregate period of more than one hundred and eighty (180) days in any 12-month period, we are entitled to terminate the 2009 Rallo Agreement after the expiration of such period.  If Mr. Rallo’s employment had been terminated as of December 31, 2010 due to his disability, he would have been entitled to $232,500.

In addition, under the 2009 Rallo Agreement, if after a change in control of the Company (i) the Company (or its successor) terminates the 2009 Rallo Agreement without Cause or Mr. Rallo terminates it within 180 days following such change in control under certain circumstances constituting constructive termination enumerated in such agreement (defined similarly to the definition of constructive termination described for Mr. Rhian in the 2011 Rhian Agreement), Mr. Rallo will be entitled to receive a lump sum payment equal to 2.99 times his average annual total compensation, as measured for the past 5 years, in lieu of any remaining obligations of the Company under the 2009 Rallo Agreement.  Had such termination occurred on December 31, 2010, Mr. Rallo would have been entitled to receive a lump sum cash payment of $746,888.

As described above, in the event of a change in control of the Company, if we or our successor in interest following such change in control, as applicable, and Mr. Rallo either agree to continue his current employment agreement or to enter into a new employment agreement mutually acceptable to us or our successor and Mr. Rallo in lieu of his current employment agreement, then any shares of restricted stock and options granted in connection with the 2009 Rallo Agreement held by him which remain unvested, will vest immediately upon our or our successor’s mutual agreement with Mr. Rallo to continue his current employment agreement or to enter into a new employment agreement. If such vesting would have occurred at December 31, 2010, the value of the unvested shares underlying restricted stock and options that vested would have been $100,485.

Randi Baldwin

The 2009 Baldwin Agreement can be terminated by the Company upon certain specified events constituting Cause (defined similarly to the definition of Cause described for Mr. Rhian in the 2011 Rhian Agreement) without payment of severance.   If Ms. Baldwin is terminated with Cause, she will be entitled only to payment of base salary already accrued to the date of termination.

Under the 2009 Baldwin Agreement, in the event Ms. Baldwin is terminated without Cause, or, other than if Ms. Baldwin is terminated with Cause, in the event that we do not offer Ms. Baldwin to enter into a written employment agreement with terms and conditions no less favorable than substantially the same terms and conditions as the 2009 Baldwin Agreement to begin immediately following the expiration of such agreement, Ms. Baldwin will receive payment of base salary, based on the then applicable salary level, for a period of twelve (12) months from the date of such termination or expiration of her current employment agreement, as applicable.  If either of such events had occurred at December 31, 2010, Ms. Baldwin would have been entitled to receive $180,000.

In the event of Ms. Baldwin’s death, Ms. Baldwin’s estate or such other person designated by her will be entitled to receive her base salary and any retirement, profit sharing, insurance or similar benefits for which Ms. Baldwin was eligible, if any, for a period of one year from the date of her death.  If Ms. Baldwin’s employment had terminated as a result of her death on December 31, 2010, her estate or other designee would have been entitled to receive $180,000.

In the event of Ms. Baldwin’s disability (defined similarly to the definition of disability described for Mr. Rhian in the 2011 Rhian Agreement) for one hundred and eighty (180) consecutive days or an aggregate period of more than one hundred and eighty (180) days in any 12 month period, the Company may terminate the agreement after the expiration of such period.  Upon such termination, Ms. Baldwin will be entitled to receive her then effective base salary, and any accrued and unpaid business expenses, through the date of such termination.  If Ms. Baldwin’s employment had been terminated as of December 31, 2010 due to her disability, she would have been entitled to $180,000.

In addition, under the 2009 Baldwin Agreement, in the event there is a change in control of the Company (as defined in the 2009 Baldwin Agreement) and Ms. Baldwin’s employment with us is terminated within 180 days following such change in control without cause or through a constructive termination, then Ms. Baldwin will be entitled to a lump sum payment equal to the greater of (i) an amount equal to the remainder of her salary which would be payable through the otherwise remaining term of the 2009 Baldwin Agreement or (ii) an amount equal to twelve (12) months of her then effective salary, payable on the date that is seven months following the termination date.  In such event, we are also required to pay all health insurance benefits otherwise payable to Ms. Baldwin for the greater of the otherwise remaining term of the 2009 Baldwin Agreement (notwithstanding termination) or twelve (12) months. Had such termination occurred on December 31, 2010, Ms. Baldwin would have been entitled to receive a $303,079 payment as a result of such termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 11, 2011 (except as otherwise specified), with respect to the beneficial ownership of AMAC common stock by (i) all persons known by us to be the beneficial owners of more than 5% of the outstanding common stock of AMAC, (ii) each director of AMAC, (iii) our named executive officers, and (iv) all executive officers and directors of AMAC as a group:

Name and address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Percentage of Class (2)

5% Shareholders:
Kinderhook Partners, L.P. Kinderhook GP, LLC Tushar Shah Stephen J. Clearman c/o Kinderhook GP, LLC One Executive Drive, Suite 160 Fort Lee, NJ 07024	739,512	(3)	7.69%
Goldman Capital Management, Inc. 767 Third Avenue New York, NY 10017	493,000	(4)	5.12%
Mario J. Gabelli c/o Peter D. Goldstein GAMCO Investors, Inc. One Corporate Center Rye, New York 10580-1435	548,657	(5)	5.70%
Directors and Named Executive Officers
Howard M. Siegel	825,257	(6)	8.58%
Ronald Levin	136,010	(7)	1.41%
John S.T. Gallagher	38,005		*
Frederic Siegel	441,679	(8)	4.52%
Yacov Shamash	60,310	(9)	*
Jack Rhian	390,753	(10)	4.01%
Richard Rallo	128,926	(11)	1.33%
Randi Baldwin	61,151	(12)	*
Gregory Fortunoff	831,372	(13)	8.64%
All executive officers and directors as a group (9 persons)	2,913,463		28.96%

*       Less than 1%.

(1)	Except as otherwise indicated, the address of each individual listed is c/o American Medical Alert Corp. at 36-36 33rd Street, Long Island City, New York 11106.

(2)
The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity has the right to acquire within 60 days of November 1, 2011, through the exercise of any stock option or settlement of any other right.  Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.  The applicable percentage is based on 9,622,012 shares of AMAC common stock outstanding as of November 4, 2011.

(3)
This information, of which AMAC does not have direct knowledge, has been derived from a Schedule 13G/A filed with the SEC on February 14, 2011 by Kinderhook Partners, L.P., Kinderhook GP, LLC Tushar Shah and Stephen J. Clearman.  Kinderhook Partners, L.P., Kinderhook GP, LLC,  Tushar Shah and Stephen J. Clearman have disclosed shared voting and dispositive power over such shares.

(4)
This information, of which AMAC does not have direct knowledge, has been derived from a Schedule 13G filed with the SEC on July 20, 2010 by Goldman Capital Management, Inc. Goldman Capital Management, Inc. has disclosed sole voting and dispositive power with respect to such shares.

(5)
This information, of which AMAC does not have direct knowledge, has been derived from a Schedule 13D filed with the SEC on November 7, 2011 by Gabelli Funds, LLC (“Gabelli Funds”),  GAMCO Asset Management Inc. (“GAMCO”), Gabelli Securities, Inc. (“GSI”), GGCP, Inc.  (“GGCP”), GAMCO Investors, Inc. (“GBL”), and Mario J. Gabelli (collectively, the “Gabelli Reporting Persons”).  Of such shares, 53,898, 221,200 and 273,559 are held by GAMACO, the Gabelli Funds and GSI, respectively.  Mario J. Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of GAMCO, the Gabelli Funds and GSI.  GBL and GGCP are deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing persons other than Mario J. Gabelli.  Each of the Gabelli Reporting Persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) Gabelli Funds has sole dispositive and voting power with respect to the shares of AMAC held by certain funds as to which it provides investment advisory services as a registered investment advisor, so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in AMAC and, in that event, the Proxy Voting Committee of each such fund shall respectively vote that fund’s shares, (ii) at any time, the Proxy Voting Committee of each such fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iii) the power of Mario Gabelli, GBL, and GGCP is indirect with respect to shares of AMAC beneficially owned directly by other Gabelli Reporting Persons.

(6)	Includes 24,000 shares held by Mr. Siegel’s wife. Mr. Siegel has pledged 138,330 shares of AMAC common stock to secure certain indebtedness.

(7)
Includes 20,000 shares issuable upon the exercise of currently exercisable stock options.  Also includes 15,700 shares owned by Mr. Levin’s wife, as to which Mr. Levin disclaims beneficial ownership.  Mr. Levin maintains margin securities accounts at brokers and the positions held in such margin accounts, which may from time to time include shares of AMAC’s common stock, are pledged as collateral security for the repayment of debit balances, if any, in the accounts.  At November 4, 2011, Mr. Levin held 53,684 share in such accounts.

(8)
Includes 123,926 shares issuable upon the exercise of currently exercisable stock options and 16,500 shares issuable upon vesting of restricted stock units on December 31, 2011.  Also includes 15,400 shares held as custodian for Mr. Siegel’s minor child.

(9)	Includes 20,000 shares issuable upon the exercise of currently exercisable stock options.

(10)
Includes 93,199 shares issuable upon the exercise of currently exercisable stock options, 30,000 shares issuable upon vesting of restricted stock units on December 31, 2011 and 48,000 shares owned by Mr. Rhian’s wife.

(11)	Includes 60,352 shares issuable upon the exercise of currently exercisable stock options and 18,274 shares issuable upon the exercise of stock options exercisable as of December 31, 2011.

(12)	Includes 57,680 shares issuable upon the exercise of currently exercisable stock options.

(13)
Includes 17,700 shares held as custodian for his two minor children and 49,000 shares held in a GRAT for the benefit of his minor children over which Mr. Fortunoff maintains voting and investment power. Mr. Fortunoff maintains margin securities accounts at brokers and the positions held in such margin accounts, which may from time to time include shares of AMAC’s common stock, are pledged as collateral security for the repayment of debit balances, if any, in the accounts.  At November 4, 2011, Mr. Fortunoff held 792,921 shares in such accounts.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information about securities authorized for issuance under AMAC’s equity compensation plans as of December 31, 2010, including the 2000 SOP, the 2005 Equity Plan and the 1997 Stock Option Plan (the “1997 SOP”):

Plan Category	(a) Number of securities to be issued upon exercise of options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	794,343	(1)	3.85	(2)	672,709	(3)
Equity compensation plans not approved by security holders	10,512	(4)	5.93

(1)
Includes (i) 718,343 shares subject to stock options, all of which were granted under the 1997 SOP, the 2000 SOP and the 2005 Equity Plan, (ii) 11,500 performance-based shares granted under the 2005 Equity Plan, (iii) 18,000 performance-based shares granted under the 2010 Equity Plan and (iv) 46,500 restricted stock units granted under the 2010 Equity Plan.

(2)
This amount represents the weighted average exercise price of $3.85 of 718,343 shares subject to outstanding stock options.  This amount does not represent the $0 exercise price (as there is no exercise price) of (i) 11,500 performance-based shares granted under the 2005 Equity Plan, (ii) 18,000 performance-based shares granted under the 2010 Equity Plan and (iii) 46,500 restricted stock units granted under the 2010 Equity Plan.

(3)
Following  December 31, 2010, the Company is no longer utilizing the 2005 Equity Plan and therefore this number does not include shares of AMAC’s common stock that would have otherwise been available for issuance under the 2005 Equity Plan.  The1997 SOP and 2000 SOP each expired prior to December 31, 2010, so there are no additional shares available for future issuance thereunder, other than pursuant to outstanding options warrants and other rights.

(4)
On October 26, 2009, AMAC issued, in connection with a strategic business relationship, (i) a warrant to purchase 10,000 shares of our common stock, of which 5,000 shares vested immediately and 5,000 shares vested one year from the grant date which is exercisable for a five year term from the applicable vesting date, and (ii) a warrant (the “Performance Warrant”) to purchase a number of shares of our common stock determined by a formula based on future levels of business activity in connection with such strategic business relationship, which is exercisable for a five year term from the grant date subject to earlier termination in the event of the termination of the strategic business relationship. As of December 31, 2010, 512 shares were issuable under the Performance Warrant based on the specified criteria. Each warrant has a per share exercise price of $5.93.

Audit Committee Report

During fiscal year 2011, the Audit Committee reviewed and discussed with management of the Company and with Margolin, Winer & Evens LLP, the independent auditors of the Company, the audited financial statements of the Company as of December 31, 2007, 2008 and 2009, and for each of the three years then ended, respectively (the “Audited Financial Statements”). In addition, the Audit Committee discussed with Margolin, Winer & Evens LLP the matters required by Codification of Statements on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

The Audit Committee also received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with them their independence from the Company.  The Audit Committee also discussed with management of the Company and the independent auditors such other matters and received such assurances from them as it deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process.  Margolin, Winer & Evens LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereupon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of the independent auditors with respect to the Audited Financial Statements, and relying thereon, the Audit Committee recommended to the Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

THE AUDIT COMMITTEE

Yacov Shamash
Ronald Levin
Gregory Fortunoff
John S.T. Gallagher

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT
AUDITORS

Shareholders will be asked to ratify the selection by the Audit Committee of Margolin, Winer & Evens LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011. Margolin, Winer & Evens LLP currently serves as the Company’s independent registered public accounting firm, and has served as such since 1995.  Representatives of the firm will be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders concerning the accounts of AMAC.

Although the submission to shareholders of the selection of Margolin, Winer & Evens LLP is not required by law or the Company’s Amended and Restated Bylaws, the Audit Committee believes it is appropriate to submit this matter to shareholders to allow a forum for shareholders to express their views with regard to the Audit Committee’s selection.  The Audit Committee retains the sole authority to select and replace the Company’s independent registered public accounting firm at any time.  In the event shareholders do not ratify the selection, the Audit Committee may, but is not required to, reconsider the selection of Margolin, Winer & Evens LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
SELECTION OF MARGOLIN, WINER & EVENS LLP.

Fees Paid to the Independent Auditors

During the fiscal years ended December 31, 2009 (“fiscal year 2009”) and December 31, 2010 (“fiscal year 2010”), professional services were performed for AMAC by Margolin, Winer & Evens LLP (“MWE”), AMAC’s independent registered public accounting firm. Set forth below is information relating to the aggregate fees billed by MWE for professional services rendered for each such fiscal year.  All fees and services were pre-approved in accordance with the Audit Committee’s pre-approval policy.

Audit Fees

The aggregate fees billed for MWE’s audit of AMAC’s consolidated annual financial statements, review of financial statements in AMAC’s Forms 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements were $260,500 for fiscal year 2009 and $260,500 for fiscal year 2010.

Audit Related Fees

Audit related fees billed to the Company by MWE during fiscal year 2009 and fiscal year 2010 were $13,000 and $14,000, respectively.  Such amounts include employee benefit plan audits and consultations concerning financial accounting and reporting.

Tax Fees

Tax fees billed to the Company by MWE during fiscal year 2009 and fiscal year 2010 were $61,500 and $99,100, respectively.  Such fees involved the fees for preparation of corporate tax returns,  services performed on sales tax matters, assistance with tax audits, tax planning and tax advice.

All Other Fees

There were no fees billed by MWE for any other services in fiscal year 2009 or fiscal year 2010.

Pre-Approval Policy for Services by Independent Registered Public Accounting Firm

The Audit Committee has implemented procedures for the pre-approval of all engagements of the AMAC’s independent registered public accounting firm for both audit and permissible non-audit services, including the fees and terms of each engagement, subject to certain permitted statutory de minimus exceptions.  The Audit Committee annually meets with the independent registered public accounting firm and reviews and pre-approves all audit and audit-related services prior to the commencement of the audit engagement.  The Audit Committee will discuss any non-audit services with management and, as necessary, with the independent registered public accounting firm, prior to making any determination to approve or reject any such engagement.  All audit, audit-related and tax fees for fiscal year 2010 were pre-approved by the Audit Committee.

RELATED PARTY TRANSACTIONS

Policy

The Audit Committee recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception or appearance thereof).  The Board of Directors has adopted a Related Party Transactions Policy (the “Policy”) to be followed in connection with all related party transactions involving AMAC.  This Policy may be found on AMAC’s website at www.amac.com under the “Investor Relations, Corporate Governance” headings.

For purposes of the Policy, a “Related Party” is:

•	Each director and executive officer of AMAC;

•	Any nominees for election as a director of AMAC;

•	Any security holder who is known by AMAC to own of record or beneficially own more than 5% of any class of AMAC’s voting securities; and

•	Any immediate family member of any of the foregoing persons, including persons sharing such person’s household, other than an employee or tenant.

For purposes of the Policy, a “related party transaction” is any transaction or series of transactions in which AMAC participates and a Related Party has a direct or indirect material interest, such as sales, purchase and transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished and borrowings and lendings, including guarantees. Examples of a transaction in which a Related Party would have a direct or indirect material interest include transactions between AMAC and any entity that is owned or controlled by a Related Party, or an entity in which a Related Party has a substantial interest or control.

The Board of Directors has determined that the Audit Committee is best suited to review and approve related party transactions.  Compensation arrangements reviewed by the Compensation Committee are not subject to the Policy and are not required to be reviewed by the Audit Committee.  Messrs. Shamash, Levin, Gallagher and Fortunoff, all of whom were determined by the Board to be independent, are the sole members of the Audit Committee.  In evaluating a related party transaction, the Audit Committee shall, in its judgment, consider the relevant facts and circumstances of the related party transaction and any of the following factors that are relevant:

•	The position or relationship of the Related Party at or with AMAC;

•	The materiality of the transaction to the Related Party, including the dollar value of the transaction;

•	The business purpose for and reasonableness of the transaction;

•	Whether the related party transaction is comparable to a transaction that could be available on an arms-length basis;

•
Whether the related party transaction would cause AMAC to be in violation of Nasdaq listing standards (or the listing standards of any other exchange or market constituting AMAC’s primary trading market); and

•	The effect of the transaction on AMAC’s business and operations.

During fiscal year 2010, AMAC engaged in the following related party transactions:

AMAC's former executive offices and back-up Emergency Response Center are located in a 5,600 square foot facility at 3265 Lawson Boulevard, Oceanside, New York.  On January 1, 1995, AMAC entered into a five-year lease with Howard M. Siegel, Chairman of the Board and Senior Advisor, to lease this space.  The lease has been extended through December 2012 through several extensions.  The lease currently provides for a base annual rent of $133,963 plus reimbursements for real estate taxes and other operating expenses.  During fiscal year 2010, AMAC paid $139,427 to Mr. Siegel in connection with the foregoing lease arrangement.

AMAC entered into an at-will employment agreement with Howard Siegel, effective January 1, 2010, under which Mr. Siegel serves as Senior Advisor to the President and Chief Executive Officer.  Under this employment agreement, AMAC has agreed to pay Mr. Siegel a salary of $125,000 per year. In addition, AMAC has agreed to provide Mr. Siegel with the use of a suitable automobile leased by AMAC, including any insurance costs, with all reasonable expenses of operation related to performance of his duties.  AMAC has also agreed to reimburse Mr. Siegel for the cost of his U.S. Medicare coverage.  The foregoing transaction was reviewed and recommended for approval to the Board of Directors by the Compensation Committee, and was then approved by the Board of Directors based on the recommendation of the Compensation Committee.  During fiscal year 2010, AMAC paid $129,674 to Mr. Siegel in connection with the foregoing arrangement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's common stock, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and furnish copies of those reports to the Company.

Specific due dates for such reports have been established by the SEC and the Company is required to disclose any failure to file reports by such dates.  Based solely upon the review of the Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the registrant with respect to its most recent fiscal year, there were no reports for transactions that were not reported on a timely basis during fiscal year 2010.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Proposed Merger

If the proposed acquisition of AMAC by Tunstall is completed, there will be no public participation in any future meetings of AMAC’s shareholders.  If the merger is not completed, our public shareholders will continue to be entitled to attend and participate in our shareholder meetings, and we would expect to hold our 2012 annual meeting of shareholders prior to the end of 2012.  Deadlines for the receipt of shareholder proposals for the 2012 annual meeting of shareholders, applicable only if the acquisition is not completed, are described below.

Shareholder Proposals for Inclusion in the 2012 Proxy Materials

Shareholders of AMAC are entitled to submit proposals to be included in AMAC’s proxy materials for the Annual Meeting of Shareholders in 2012, provided that these matters are appropriate for shareholder action and that the shareholder complies with the requirements of Rule 14a-8 of the Exchange Act.  To be eligible for inclusion, shareholder proposals must be received by the Corporate Secretary of AMAC (see address below) no later than July 21, 2012, which is 120 calendar days before the date that this year’s proxy statement was released to shareholders.

Shareholder Proposals for Presentation at the 2012 Annual Meeting

AMAC’s Amended and Restated Bylaws require advanced notice of any proposal of business, including director nominations, to be brought before an annual meeting by a shareholder that will not be included in AMAC’s proxy materials in compliance with the requirements of Rule 14a-8 of the Exchange Act.  Any such shareholder proposal must comply with the procedural requirements of AMAC’s Amended and Restated Bylaws and for which written notice is received by the Corporate Secretary of AMAC (see address below) not later than the close of business on the 120th day and not earlier than the close of business on the 150th day prior to the first anniversary of the mailing of the preceding year’s proxy statement relating to the previous year’s annual meeting of shareholders (unless the Company did not hold such previous year's annual meeting or the date of the current year's annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, in which case the Amended and Restated Bylaws provide alternative dates for timeliness).  Accordingly, any shareholder who wishes to have business considered by shareholders at the 2011 Annual Meeting must deliver written notice to the Corporate Secretary (containing the information required by the Amended and Restated Bylaws) no earlier than the close of business on June 21, 2012, and no later than July 21, 2012.  Any proposal received outside of these dates will be considered untimely.  The advance notice requirement in our Amended and Restated Bylaws supersedes the notice period in Rule 14a-4(c)(1) of the federal proxy rules regarding discretionary proxy voting authority with respect to such shareholder business.

The above summary sets forth the procedures by which proposals may be properly brought before and voted upon at AMAC’s 2012 Annual Meeting of Shareholders.  If you plan to submit a proposal or nominate a director, please review our Amended and Restated Bylaws carefully.  Our Amended and Restated Bylaws are filed as Exhibit 3(b) to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2010 (filed with the SEC on April 6, 2011), and are available free of charge from the SEC website, www.sec.gov.  With respect to director nominations, please also review the section of this proxy statement captioned “Corporate Governance - Considerations for Director Nominees.”

All shareholder proposals and notices should be directed to the Corporate Secretary of AMAC c/o American Medical Alert Corp., 36-36 33rd Street, Long Island City, New York 11106.  Any director nominations should be addressed to the Nominating Committee c/o the Corporate Secretary at the same address.

OTHER BUSINESS

The Board of Directors does not know of any other business to come before the Annual Meeting.  However, if any other matters are properly brought before the Annual Meeting, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment.  Discretionary authority for them to do so is contained in the proxy card.  The Annual Meeting may be adjourned from time to time by approval of a majority of votes cast by holders of shares present at the Annual Meeting, whether or not a quorum exists.

DELIVERY OF THIS PROXY STATEMENT TO
SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, known as “householding,” potentially means extra convenience for shareholders and cost savings for companies.  A number of brokers with customers who are our shareholders “household” our proxy materials unless contrary instructions have been received from the customers.  Once a shareholder has received notice from his or her broker that the broker will be “householding” communications to the shareholder’s address, “householding” will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent.  If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive separate copies of the proxy statement, the shareholder should so notify his or her broker.  Any shareholder who currently receives multiple copies of the proxy statement at his or her address and would like to request “householding” of communications should contact his or her broker or, if shares are registered in the shareholder’s name, or our Corporate Secretary, at the address provided above.

We will promptly deliver, upon written or oral request, a separate copy of the proxy statement to any shareholder sharing an address to which only one copy was mailed.  Requests for additional copies should be directed to our Corporate Secretary in writing c/o American Medical Alert Corp., 36-36 33rd Street, Long Island City, New York 11106, or by telephone at (212) 879-5700.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2011, as amended (excluding all exhibits thereto), is being delivered to shareholders in connection with this proxy solicitation. Our Annual Report on Form 10-K, as amended, and exhibits thereto are available free of charge from the SEC website (www.sec.gov).  We will provide copies of the exhibits to our Annual Report on Form 10-K, as amended, with the payment of an appropriate processing fee covering our reasonable expenses in furnishing such exhibits,.  Please address all requests for exhibits to our Annual Report on Form 10-K to AMAC’s Corporate Secretary at our principal executive offices at 36-36 33rd Street, Suite 103, Long Island City, NY 11106.

By Order of the Board of Directors,

Richard Rallo
Corporate Secretary

November 16, 2011

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this ☒

1. The Board of Directors recommends a vote FOR all listed nominees

FOR ALL NOMINEES listed below (except as marked below to the contrary*) ☐

WITHHOLD AUTHORITY to vote for all nominees listed below ☐

NOMINEES:

01. Howard M. Siegel
02. Jack Rhian
03. Frederic S. Siegel
04. John S.T. Gallagher
05. Ronald Levin
06. Yacov Shamash
07. Gregory Fortunoff

***(Instruction: To withhold authority to vote for any individual nominee(s), mark "For All Nominees" and write the number(s) and name(s) of the nominee(s) for whom you wish to withhold authority on the line below.**

____

	FOR	AGAINST	ABSTAIN
2. To ratify the selection of Margolin, Winer & Evens, LLP as independent auditors of the Company for the fiscal year ending December 31, 2011.	☐	☐	☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ **Signature** ______________________ **Date** __________, **2011.**

(Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY **PROXY**

AMERICAN MEDICAL ALERT CORP.

(Solicited on behalf of the Board of Directors)

The undersigned holder of Common Stock of AMERICAN MEDICAL ALERT CORP. (the "Company") hereby constitutes and appoints Jack Rhian and Richard Rallo and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company (the "Meeting"), to be held at Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174 on Wednesday, December 21, 2011 at 10:00 a.m. local time, and any adjournments or postponements thereof, upon the matters set forth on the reverse side, as designated, and in the discretion of the Proxies on such other matters as may properly come before the Meeting, and any adjournments or postponements thereof, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting. Any prior proxy is hereby revoked by the undersigned.

This proxy will be voted as directed, or if no direction is indicated, will be voted **FOR** each nominee named in Proposal No. 1 and **FOR** Proposal No. 2 as specified on the reverse, and in the discretion of the Proxies on such other matters as may properly come before the Meeting and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the Meeting.

Please complete, sign, date and return the proxy card promptly using the enclosed envelope.

(Continued, and to be signed and dated on the reverse side.)